UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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BancFirst Corporation

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BancFirst Corporation

101 North Broadway

Oklahoma City, Oklahoma 73102

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DATE	May 26, 2011.

TIME	9:00 a.m., local time.

PLACE	Second Floor Conference Room, 101 N. Broadway (the corner of Main Street and Broadway), Oklahoma City, Oklahoma 73102.

ITEMS OF BUSINESS

1.      To elect six directors for a term of three years;

2.      To amend the BancFirst Corporation Stock Option Plan to increase the number of shares of common stock that may be issued under the plan by 150,000 shares;

3.      To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011;

4.      Advisory vote to approve the compensation of named executive officers;

5.      Advisory vote on the frequency of advisory votes to approve the compensation of named executive officers; and

6.      To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

RECORD DATE	In order to vote, you must have been a shareholder at the close of business on April 6, 2011.

PROXY VOTING	Whether or not you attend the meeting in person, it is important that your shares be represented and voted. Please vote by completing, signing and dating your proxy card and returning it as soon as possible in the enclosed, postage–paid envelope. This proxy is revocable. You can revoke this proxy at any time prior to its exercise at the meeting by following the instructions in the proxy statement.

By Order of the Board of Directors:

Joe T. Shockley, Jr.
Executive Vice President, Chief Financial Officer and Secretary

Oklahoma City, Oklahoma

April 26, 2011

PLEASE SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

BANCFIRST CORPORATION

2011 ANNUAL MEETING

PROXY STATEMENT

BancFirst Corporation

101 North Broadway

Oklahoma City, Oklahoma 73102

PROXY STATEMENT

We are providing these proxy materials in connection with BancFirst Corporation’s 2011 Annual Meeting of Shareholders. In this proxy statement, we refer to the Board of Directors as the “Board” and to BancFirst Corporation as “we”, “us” or the “Company.” This proxy statement, the accompanying proxy card or voter instruction card and our 2010 Annual Report on Form 10-K were first mailed to shareholders on or about April 26, 2011. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

ABOUT THE ANNUAL MEETING

Who is soliciting my vote?

The Board of the Company is soliciting your vote at the 2011 Annual Meeting of Shareholders.

What is the purpose of the Annual Meeting?

You will be voting on:

•	Election of directors;

•	To approve an Amendment of the BancFirst Corporation Stock Option Plan;

•	To ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011;

•	To consider an advisory vote to approve the compensation of named executive officers;

•	To consider an advisory vote on the frequency of advisory votes to approve the compensation of named executive officers; and

•	Any other business that may properly come before the meeting.

What are the Board’s recommendations?

The Board recommends a vote:

•	for the election of directors;

•	for the amendment of the BancFirst Corporation Stock Option Plan;

•	for the ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011;

•	for the approval of named executive officers’ compensation;

•	three years as the frequency of holding the advisory vote on compensation of named executive officers; and

•	for or against other matters that come before the Annual Meeting, as the proxy holders deem advisable.

Who is entitled to vote at the Annual Meeting?

The Board set April 6, 2011 as the record date for the Annual Meeting (the “record date”). All shareholders who owned BancFirst Corporation common stock at the close of business on April 6, 2011 may attend and vote at the Annual Meeting.

How many votes do I have?

You will have one vote for each share of our common stock you owned at the close of business on the record date, provided those shares are either held directly in your name as the shareholder of record or were held for you as the beneficial owner through a broker, bank or other nominee.

What is the difference between holding shares as a shareholder of record and beneficial owner?

Most of our shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record. If your shares are registered directly in your name with our transfer agent, BancFirst Trust and Investment Management, you are considered the shareholder of record with respect to those shares, and these proxy materials are being sent directly to you by the Company. As the shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank or nominee, who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the Annual Meeting, unless you request, complete and deliver a proxy from your broker, bank or nominee. Your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee how to vote your shares.

How many votes can be cast by all shareholders?

Each share of BancFirst Corporation common stock is entitled to one vote. There is no cumulative voting. We had 15,390,357 shares of common stock outstanding and entitled to vote on the record date.

How many votes must be present to hold the Annual Meeting?

A majority of our outstanding shares as of the record date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a “quorum.” Shares are counted as present at the Annual Meeting if you are present and vote in person at the Annual Meeting or a proxy card has been properly submitted by you or on your behalf. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

How many votes are required to elect directors and adopt the other proposals?

Under the Company’s bylaws, directors must be elected by a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. Because the election of Directors requires a majority vote, votes “WITHHELD” with respect to a nominee will have the same effect as votes against that nominee. The ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm and all other matters also require the affirmative vote of a majority of the shares of BancFirst Corporation common stock represented at the Annual Meeting and entitled to vote on the matter in order to be approved (with the exception of the advisory vote on the frequency of the advisory vote to approve the compensation of the named executive officers). If you abstain from voting on any of these matters, your shares will be counted as present and entitled to vote on that matter for purposes of establishing a quorum, and the abstention will have the same effect as a vote against that proposal.

What if I don’t vote for some of the items listed on my proxy card or voting instruction card?

If you return your signed proxy card or voting instruction card in the enclosed envelope but do not mark selections, it will be voted in accordance with the recommendations of the Board. If you indicate a choice with respect to any matter to be acted upon on your proxy card or voting instruction card, the shares will be voted in accordance with your instructions. If you are a beneficial owner and hold your shares in street name through a broker and do not return the voting instruction card, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers have the discretion to vote on certain routine matters, but do not have discretion to vote on non-routine matters. The only item up for voting that is considered a routine matter is the ratification of our independent registered public accounting firm, all other items are considered non-routine. If you do not provide voting instructions to your broker and the broker has indicated on the proxy card that it does not have discretionary authority to vote on a particular proposal, your shares will be considered “broker non-votes” with regard to that matter.

Broker non-votes will be considered as represented for purposes of determining a quorum but generally will not be considered as entitled to vote with respect to that proposal. Broker non-votes are not counted in the tabulation of the voting results with respect to the election of directors or for purposes of determining the number of votes cast with respect to a particular proposal. Thus, a broker non-vote will make a quorum more readily obtainable, but the broker non-vote will not otherwise affect the outcome of the vote on a proposal that requires a majority of the votes cast. With respect to a proposal that requires a majority of the outstanding shares (of which there are none for this Annual Meeting), a broker non-vote has the same effect as a vote against the proposal.

Can I change or revoke my vote after I return my proxy card or voting instruction card?

Yes. Even if you sign the proxy card or voting instruction card in the form accompanying this proxy statement, you retain the power to revoke your proxy or change your vote. You can revoke your proxy or change your vote at any time before it is exercised by giving written notice specifying such revocation to the Corporate Secretary of the Company. You may change your vote by timely delivery of a valid, later-dated proxy or by voting by ballot at the Annual Meeting. However, please note that if you would like to vote at the Annual Meeting and you are not the shareholder of record, you must request, complete and deliver a proxy from your broker, bank or nominee.

What does it mean if I receive more than one proxy or voting instruction card?

It generally means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Who can attend the Annual Meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend.

The Annual Meeting will be held at the Second Floor Conference Room, 101 N. Broadway (the corner of Main Street and Broadway), Oklahoma City, Oklahoma 73102.

Who pays for the proxy solicitation and how will the Company solicit votes?

We will bear the expense of printing and mailing proxy materials. In addition to this solicitation of proxies by mail, our directors, officers and other employees may solicit proxies by personal interview, telephone, facsimile or email. They will not be paid any additional compensation for such solicitation. We will request brokers and nominees who hold shares of our common stock in their names to furnish proxy materials to beneficial owners of the shares. We will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners.

How can I access the Company’s proxy materials and annual report electronically?

The proxy statement and our 2010 Annual Report on Form 10-K are available on the BancFirst website at http://www.BancFirst.com and the website of the Securities and Exchange Commission (“SEC”) at http://www.sec.gov. The Company provides these documents on its Internet website and also provides links to the SEC’s website where these reports can be obtained. The Company’s annual report on Form 10-K for the year ended December 31, 2010 (other than the exhibits thereto), as well as copies of other filings or exhibits to filings made with the SEC, is also available without charge upon written request. Such requests should be directed to: Joe T. Shockley, Jr., Executive Vice President and Chief Financial Officer, BancFirst Corporation, 101 North Broadway, Oklahoma City, Oklahoma 73102. The public may read and copy any materials that the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

Is a list of shareholders available?

The names of shareholders of record entitled to vote at the Annual Meeting will be available to shareholders entitled to vote at this meeting for ten days prior to the meeting for any purpose relevant to the meeting. This list can be viewed between the hours of 9:00 a.m. and 5:00 p.m., local time, at our principal executive offices at 101 N. Broadway, Oklahoma City, Oklahoma. Please contact the Company’s Corporate Secretary to make arrangements.

How do I find out the voting results?

Preliminary voting results will be announced at the Annual Meeting, and final voting results will be published within four business days of the annual meeting on Form 8-K, which we will file with the SEC. After the Form 8-K is filed, you may obtain a copy by visiting our website, which provides links to the SEC’s website. You may also obtain a copy by visiting the SEC’s website directly or by contacting Joe T. Shockley, Jr. Executive Vice President and Chief Financial Officer, by calling (405) 270-1086, by writing to Mr. Shockley c/o BancFirst Corporation, 101 N. Broadway, Oklahoma City, Oklahoma 73102, or by sending an email to him at shockley@bancfirst.com.

What if I have questions about lost stock certificates or I need to change my mailing address?

Shareholders may contact our transfer agent, BancFirst Trust and Investment Management, by calling (405) 270-4797 or writing to BancFirst Trust and Investment Management, P.O. Box 26883, Oklahoma City, Oklahoma 73126, to get more information about these matters.

HOW DO I VOTE?

Your vote is important. You may vote by mail or by attending the Annual Meeting and voting by ballot, all as described below.

Vote by Mail

If you choose to vote by mail, simply mark your proxy, date and sign it, and return it in the postage-paid envelope provided.

Voting at the Annual Meeting

The method or timing of your vote will not limit your right to vote at the Annual Meeting if you attend the meeting and vote in person. However, if your shares are held in the name of a bank, broker or other nominee, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting. You should allow yourself enough time prior to the Annual Meeting to obtain this proxy from the holder of record.

The shares represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting. If you sign and return your proxy card or voting instruction card but do not give voting instructions, the shares represented by that proxy card or voting instruction card will be voted as recommended by the Board.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board currently consists of 18 members and is divided into three classes of directors, with six directors in Class I, six directors in Class II and six directors in Class III. Directors serve for three-year terms with one class of directors being elected by the Company’s shareholders at each annual meeting to succeed the directors of the same class whose terms are then expiring.

At the Annual Meeting, six Class I directors will be elected to serve until the 2014 annual meeting of shareholders and until their successors are duly elected and qualified or until their earlier resignation or removal.

At the recommendation of the Independent Directors’ Committee, the Board has nominated Dennis L. Brand, C.L. Craig, Jr., Ford F. Drummond, J. Ralph McCalmont, Ronald J. Norick and David E. Ragland for election as the Class I directors. All six nominees are incumbents. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election of these nominees as Class I directors. The nominees have agreed to stand for election and, if elected, to serve as directors. However, if any person nominated by the Board is unable to serve or for good cause will not serve, the proxies will be voted for the election of such other person or persons as the Independent Directors’ Committee and the Board may recommend.

The sections in this proxy statement entitled “Directors of BancFirst Corporation” and “Stock Ownership” provide certain information about each nominee based on data submitted by such persons, including the principal occupation of such person for at least the last five years and any public company directorships held by such person.

Vote Required

The affirmative vote of holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors at the Annual Meeting is required for the election of each nominee as a director of the Company. Proxies cannot be voted for a greater number of persons than the number of nominees named. Other directors who are remaining on the Board will continue in office in accordance with their previous elections until the expiration of their terms at the 2012 or 2013 annual meetings, as the case may be, and until such directors’ successors have been elected and qualified, or until the earlier of their death, resignation or removal.

The Board unanimously recommends a vote “FOR” the election of the nominees to the Board. Proxies solicited by the Board will be voted for each of the nominees unless instructions to withhold or to the contrary are given.

PROPOSAL 2

APPROVAL OF AMENDMENT TO THE BANCFIRST CORPORATION STOCK OPTION PLAN

Subject to shareholder approval, the Board has amended the BancFirst Corporation Stock Option Plan (the “Employee Plan”) to increase the aggregate number of shares of the Company’s common stock which may be issued upon the exercise of options (“Plan Options”) granted under the Employee Plan by 150,000 shares.

The Board believes that the approval of the amendment to the Employee Plan is in the best interests of the Company and its shareholders, as the availability of an adequate number of shares reserved for issuance under the Employee Plan and the ability to grant stock options is an important factor in attracting, motivating and retaining qualified personnel essential to the success of the Company. As of April 6, 2011, approximately 2,360 shares of common stock were available for future option grants under the Employee Plan.

Summary of the Provisions of the Employee Plan

The essential features of the Employee Plan are summarized below. This summary does not purport to be a complete description of all the provisions of the Employee Plan. The summary is qualified in its entirety by the full text of the Employee Plan (as proposed to be amended), which has been filed as Appendix A to the copy of this Proxy Statement that was filed electronically with the SEC and can be reviewed on the SEC’s website at www.sec.gov. A copy of the plan document may also be obtained without charge by writing the Company’s Secretary at BancFirst Corporation, 101 N. Broadway, Oklahoma City, Oklahoma 73102.

The Employee Plan, which is not subject to the provisions of the Employee Retirement Income Security Act of 1974, provides for the grant of non-qualified stock options. The Employee Plan is administered by the Board of the Company, certain members of which includes principal shareholders and employees of the Company or its affiliates, and may also include participants in the Employee Plan. Pursuant to the Employee Plan, the Board may delegate administration of the plan to a committee of the Board consisting of three or more members, at least a majority of which must be “Non-Employee Directors” as such term is used in Rule 16b-3.

The maximum number of shares of common stock that which may be issued upon the exercise of options granted pursuant to the Employee Plan is proposed to be increased by 150,000 shares (subject to adjustment in the event of stock dividends, stock splits, reverse stock splits, combinations, reclassifications, or like changes in the capital structure of the Company). All Plan Options must be granted, if at all, no later than December 31, 2014.

Options may be granted only to employees (including officers) of the Company or its subsidiaries. All Plan Options must have an exercise price equal to the fair market value of the common stock on the date of grant. As defined in the Employee Plan, “fair market value” is stated to be equal to the closing price of the common stock as reported on the NASDAQ Global Market, Inc. (“NASDAQ”) on the date of grant or, if no closing price is so reported, the closing price of the common stock as reported by NASDAQ on the most recent date next preceding the date of grant. As of April 6, 2011, the closing price of the common stock, as reported on the NASDAQ, was $42.71 per share.

The exercise price is payable on exercise of the Plan Option and is payable in cash, certified check, bank draft or money order, unless otherwise determined by the Board. Unless otherwise determined by the Board at the time of granting an option, Plan Options vest 25% per year commencing on the fourth year after grant, until the Plan Option is 100% vested. Except for termination of employment as a result of retirement or death, if an optionee ceases to be an employee of the Company for any reason, other than as a result of embezzlement, theft or other violation of law, the optionee may exercise his or her option (to the extent exercisable at the time of termination) at any time within 30 days after termination. If an optionee ceases to be an employee of the Company due to retirement, the optionee may exercise the option (to the extent exercisable at the time of termination) at any time within three months after such retirement. If an optionee ceases to be an employee of the Company due to death, the optionee’s estate, personal representative, or beneficiary shall have the right to exercise the option (to the extent exercisable at the time of death) at any time within 12 months from the date of the optionee’s death.

During the lifetime of the optionee, an option may be exercised only by the optionee. Unless otherwise provided by the Committee, no option may be assignable except (i) by will, (ii) by the laws of descent and distribution, (iii) for the purpose of making a charitable gift, or (iv) to a revocable trust of which the optionee is a trustee.

Except as described above, Plan Options may not have a term in excess of 15 years.

The Board may terminate or amend the Employee Plan at any time; provided, however, that without the approval of the shareholders of the Company, the Board may not amend the Employee Plan to materially increase the total number of shares of common stock covered thereby, materially increase the benefits accruing to participants under the Employee Plan, or materially modify the requirements as to eligibility for participation in the Employee Plan.

Summary of Federal Income Tax Consequences of the Employee Plan

The federal tax consequences of stock options are complex and subject to change. Furthermore, the following summary is intended only as a general guide to the United States federal income tax consequences of options granted under the Employee Plan under current law, and does not attempt to describe all potential tax consequences.

Non-qualified stock options have no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of the option, the optionee normally recognizes ordinary income with respect to the acquired shares in the amount of the difference between the option price and the fair market value of the shares on the date of exercise. Such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a non-qualified stock option, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the date of recognition of income, will be taxed as long-term or short-term capital gain or loss, depending upon the length of time the optionee has held the stock from the date of recognition of income. No tax deduction is available to the Company with respect to the grant of the option or the sale of stock acquired pursuant to such grant. Provided certain withholding requirements are met, the Company should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of the option.

Specific Benefits Under the Employee Plan

The Company has not approved any awards that are conditioned upon shareholder approval of the proposed amendment of the Employee Plan. The number, amount and type of awards to be received by or allocated to eligible persons in the future under the Employee Plan cannot be determined at this time. If the share increase reflected in this amendment proposal had been in effect in fiscal 2010, the Company expects that its award grants for fiscal 2010 would not have been substantially different from those actually made in that year under the Employee Plan.

For information regarding stock-based awards granted to the Named Executive Officers during fiscal 2010, see the material under the heading “Executive Compensation” further down in this document. For information regarding past award grants under the Employee Plan, see the “Aggregate Past Grants under the Employee Plan” table below.

Aggregate Past Grants Under the Employee Plan

As of April 6, 2011, awards covering 3,212,256 shares (before cancellations of awards covering 564,616 shares) of the Company’s common stock had been granted under the Employee Plan. The following table shows information regarding the distribution of those awards among the persons and groups identified below, as well as shares subject to unexercised options outstanding as of that date.

Aggregate Past Grants Under the Employee Plan
Name	Total Shares Subject to Previous Option Grants(1)	Shares Subject to Unexercised Options Outstanding
Named Executive Officers:
David E. Rainbolt President and Chief Executive Officer	60,000	—
Joe T. Shockley, Jr. Executive Vice President and Chief Financial Officer	60,000	15,000
Dennis L. Brand Senior Executive Vice President	110,000	70,000
David Harlow Regional Executive	60,000	45,000
Darryl Schmidt Executive Vice President and Director of Community Banking	60,000	58,000
All Executive Officers as a Group	1,045,000	392,450
Non-Executive Director Group	70,000	10,000
Non-Executive Officer Employee Group	2,097,256	732,231

(1)	Does not include cancellations of awards covering 564,616 shares.

Vote Required

The affirmative vote of a majority of the shares of common stock represented in person or by proxy at the Annual Meeting and eligible to vote is required for the adoption of the proposed amendment.

The Board recommends a vote “FOR” the proposed amendment to the BancFirst Corporation Stock Option Plan.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Grant Thornton LLP (“Grant Thornton”) was the Company’s independent registered public accounting firm for fiscal year 2010 and has been approved by the Audit Committee as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. Representatives of Grant Thornton are expected to attend the Annual Meeting and will have an opportunity to make a statement or to respond to appropriate questions from shareholders. Grant Thornton has advised the Company that they are independent with respect to the Company.

Pre-Approval Policies and Procedures

The Audit Committee has established a policy to pre-approve all audit services and non-audit services performed by our independent registered public accounting firm. The Audit Committee also considers whether such services are consistent with the SEC’s rules on auditor independence and considers whether our independent registered public accounting firm is positioned to provide us with effective and efficient audit services needed to properly manage risk or improve audit quality. In its review of any non-audit service fees, the Audit Committee considers, among other things, the possible effect of the performance of such services on the auditor’s independence. No non-audit services were performed by Grant Thornton during 2010 or 2009. The Audit Committee pre-approved 100% of audit fees and audit-related fees during the years ended December 31, 2010 and 2009.

The following table shows the fees incurred by the Company for the audit and other services provided by Grant Thornton during the years ended December 31, 2010 and 2009.

	2010	2009
Audit fees	$611,652	$578,666
Audit-related fees	10,500	32,025
Tax fees	—	—
All other fees	—	—

Total	$622,152	$610,691

Fees for professional services rendered by Grant Thornton for audit-related services, included fees related to the audits of certain of our subsidiaries, attestation services, internal control reviews, and assistance with interpretation of accounting standards.

Additional information concerning the Audit Committee and its activities with Grant Thornton can be found in the following sections of this proxy statement: “Corporate Governance Principles and Board Matters—Audit Committee” and “Audit Committee Report.”

Vote Required

The affirmative vote of a majority of the shares of common stock represented in person or by proxy at the Annual Meeting and eligible to vote is required for the approval of this proposal.

The Board recommends a vote “FOR” the ratification of the appointment of Grant Thornton as the independent registered public accounting firm of the Company for 2011 (Item 3 on the proxy card). Proxies solicited by the Board will be voted for the proposal unless contrary instructions are given.

PROPOSAL 4

ADVISORY VOTE TO APPROVE THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

The Company is providing the shareholders an advisory vote on the compensation of named executive officers as required by section 14A of the Exchange Act. Section 14A was added to the Exchange Act by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). Shareholders can vote, on an advisory basis, to approve, not less frequently than once every three years, the compensation of the Company’s named executive officers disclosed in the Proxy Statement. This is commonly known as a “say on pay” vote.

The Company is asking shareholders to vote, in an advisory manner, to approve the executive compensation philosophy, policies and procedures described in the Compensation Discussion and Analysis section of this Proxy Statement and the compensation of the Company’s Named Executive Officers, as disclosed in this Proxy Statement.

Because this vote is advisory, it will not be binding on the Compensation Committee, the Board, or the Company. However, the Compensation Committee and the Board value the opinions of the Company’s shareholders, and the Compensation Committee will consider the outcome of the vote in its establishment and oversight of the compensation of the named executive officers.

Vote Required

The affirmative vote of a majority of the shares of common stock, represented in person or by proxy at the Annual Meeting and eligible to vote is required for this advisory approval.

The Board recommends a vote “FOR” the approval of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement.

PROPOSAL 5

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE THE

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Section 951 of the Dodd-Frank Act also allows shareholders to vote, not less frequently than once every six years, on the frequency of the advisory vote to approve the compensation of our named executive officers. Shareholders may vote for the compensation vote to occur every year, every two years, or every three years, or the shareholder may abstain. This is commonly known as a “say on frequency” vote.

The Board has determined that a frequency of every three years would be the most efficient timeframe for the shareholders to determine the appropriateness of the compensation of our named executive officers. The Board believes a vote every three years provides shareholders with sufficient time to evaluate the effectiveness of the Company’s overall compensation philosophy, policies and practices in the context of the Company’s long-term business results, while avoiding over-emphasis on short term variations in business results if any.

Because this vote is advisory, it will not be binding; however the Board will consider the shareholder vote when determining the frequency of the vote to approve the compensation of our named executive officers.

This say on frequency vote is not a vote to approve or disapprove the Board’s recommendation; rather, shareholders are choosing among four distinct options as reflected on the proxy card (one, two, or three years, or abstain). The choice among the four choices included in this proposal receiving the most votes, present in person or by proxy, will be deemed the choice of the shareholders.

The Board recommends that you vote “three years” for the frequency of holding the advisory vote to approve the compensation of the Company’s named executive officers.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

The Company is committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving our shareholders well and maintaining our integrity in the marketplace. We regularly monitor developments in the area of corporate governance and review our processes and procedures in light of such developments. In those efforts, we review federal laws affecting corporate governance, such as the Sarbanes-Oxley Act of 2002, as well as rules adopted by the SEC and NASDAQ. We believe that we have in place procedures and practices, including the following, which are designed to enhance our shareholders’ interests.

We have adopted a Code of Ethics that applies to our principal executive officer and senior financial officers, including our principal financial officer and principal accounting officer, the purpose of which is to promote honest and ethical conduct and compliance with the law, particularly as related to the maintenance of the Company’s financial books and records and the preparation of its financial statements. We have also adopted a Corporate Code of Conduct that sets forth the guiding principles and rules of behavior by which we operate our company and conduct our daily business with our customers, vendors and shareholders and with our fellow employees. The Code of Conduct applies to all directors and employees of the Company. Copies of the Code of Ethics and the Corporate Code of Conduct may be requested by writing to: Corporate Secretary, BancFirst Corporation, 101 N. Broadway, Oklahoma City, Oklahoma 73102.

Director Independence

The NASDAQ’s listing standards require our Board to be comprised of at least a majority of independent directors. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with the Company. Based on the independence standards prescribed by the NASDAQ, our Board has affirmatively determined that each of the following directors is independent: C. L. Craig, Jr., Ford F. Drummond, Dr. Donald B. Halverstadt, J. Ralph McCalmont, Tom H. McCasland III, Ronald J. Norick, Paul B. Odom, Jr., David E. Ragland, Cynthia S. Ross, Michael K. Wallace and G. Rainey Williams, Jr. In addition, as prescribed by the NASDAQ Marketplace Rules, these independent directors have at least one scheduled meeting without management present. See “—Independent Directors’ Committee.”

In determining independence, the Board reviews whether directors have any material relationship with the Company. The Board considers all relevant facts and circumstances. In assessing the materiality of a director’s relationship to the Company, the Board considers the issues from the director’s standpoint and from the perspective of the persons or organizations with which the director has an affiliation and is guided by the standards set forth below. The Board reviews commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. An independent director must not have any material relationship with the Company, directly or as a partner, shareholder or officer of an organization that has a relationship with the Company, or any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

A director will not be considered independent in the following circumstances:

(1)	The director is, or has been in the past three years, an employee of the Company, or an immediate family member of the director is, or has been in the past three years, an executive officer of the Company.

(2)	The director has received, or has an immediate family member who has received during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than compensation for Board service, compensation received by the director’s immediate family member for service as a non-executive employee of the Company, and pension or other forms of deferred compensation for prior service with the Company that is not contingent on continued service.

(3)	(A) The director or an immediate family member is a current partner of the firm that is the Company’s external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member is or was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time.

(4)	The director or an immediate family member is, or has been in the past three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or has served on that company’s compensation committee.

(5)	The director is, or has an immediate family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed the greater of 5% of the recipient’s consolidated gross revenues for that year, or $200,000.

For these purposes, an “immediate family” member includes a director’s spouse, parents, children, siblings, mother-and father-in-law, sons-and daughters-in-law, brothers-and sisters-in-law, and anyone who shares the director’s home.

Director Nominees

Shareholder Recommendations

The policy of the Independent Directors’ Committee is to consider properly submitted shareholder recommendations of candidates for membership on the Board as described below under “Identifying and Evaluating Candidates for Directors.” In evaluating such recommendations, the Independent Directors’ Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth below under “Director Qualifications.” Any shareholder recommendations proposed for consideration by the Independent Directors’ Committee should include the candidate’s name and qualifications for Board membership and should be addressed to the Corporate Secretary pursuant to the procedure described on page 35 under the heading “Proposals for the 2012 Meeting of Shareholders.”

Director Qualifications

The Independent Directors’ Committee has no specified Board membership criteria that apply to nominees recommended for a position on the Company’s Board. However, members of the Board should have the highest professional and personal ethics and values, consistent with the Company’s longstanding values and standards. They should also have broad experience at the policy-making level in business, government, education, technology or public service. In addition, directors’ should represent a diversity of viewpoints, backgrounds, experiences and other demographics. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. The Independent Directors’ Committee believes that directors’ service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties.

Identifying and Evaluating Candidates for Directors

The Independent Directors’ Committee uses a variety of methods for identifying and evaluating nominees for director. In the event that vacancies are anticipated, or otherwise arise, the Independent Directors’ Committee considers various potential candidates for director. Candidates may come to the attention of the Independent Directors’ Committee through current Board members, shareholders or other persons. Identified candidates are evaluated at regular or special meetings of the Independent Directors’ Committee and may be considered at any point during the year. As described above, the Independent Directors’ Committee will consider properly submitted shareholder recommendations for candidates for the Board to be included in the Company’s proxy statement. In evaluating nominations, the Independent Directors’ Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

Directors of BancFirst Corporation

Set forth below is certain information regarding the directors of the Company, including the Class I Directors who have been nominated for election at the Annual Meeting, based on information furnished to us by each director. The following information is current as of April 6, 2011:

Name (Age)	Business Experience During Past 5 Years and Other Information	Year First Elected Director
Nominees for Class I Directors - Terms Expiring in 2014

Dennis L. Brand (63)

Mr. Brand has been Senior Executive Vice President of the Company, and President and Chief Executive Officer of the Bank since 2005. He was Executive Vice President and Chief Operating Officer of the Company from October 2003 to December 2004. From 1999 to 2003 he was Executive Vice President of Community Banking. He was a Regional Executive and President of BancFirst Shawnee from 1992 to 1999.

Mr. Brand’s executive experience in the banking industry specifically in lending and operations, along with his knowledge and awareness of the communities we serve, make him well qualified to serve as a director.

		2000

C. L. Craig, Jr. (66)	Mr. Craig is self employed in the investment and management of personal financial holdings. He served as Chairman of the Board of Directors of Lawton Security Bancshares, Inc. from 1983 until 1998. Mr. Craig’s extensive business and investment experience, together with his prior experience serving as a bank director and his familiarity with community banking, make him well qualified to serve as a director.	1998

Ford F. Drummond (48)

Mr. Drummond is currently the Owner/Operator of Drummond Ranch in Pawhuska, Oklahoma. He served as General Counsel for BMI-Health Plans from 1998 to 2008. He has served on the Board of Trustees for Allianz Funds in New York from 2005-present. In addition, he is a director of The Cleveland Bank in Cleveland, Oklahoma, where he has served since 1998. He is also a member of the Oklahoma Water Resources Board, a title he has held since 2006.

Mr. Drummond’s business experience, together with his prior experience serving as a bank director and his knowledge and awareness of the communities we serve, make him well qualified to serve as a director.

		2011

J. Ralph McCalmont (75)	Mr. McCalmont is self employed in the investment and management of personal financial holdings. He was the Interim Director of the Oklahoma Tourism and Recreation Department from 2003 to 2004. He was a Vice Chairman of the Company from 1984 to 2000. Mr. McCalmont was also Chairman of The First National Bank, Guthrie, Oklahoma from February 1974 to April 1989. Mr. McCalmont’s extensive management experiences, especially his operational knowledge of the banking industry, along with his understanding of the communities we serve, make him well qualified to serve as a director.	1984

Ronald J. Norick (69)

Mr. Norick is the Controlling Manager of Norick Investment Company, LLC, a family financial management company. He was the Mayor of Oklahoma City from April 1987 to April 1998. He was also President of Norick Brothers, Inc. from 1981 to 1992. Mr. Norick has formerly served as a director of two Oklahoma City banks, including City Bank, which was acquired by the Company in March 1996. He was a director of Sport Haley, Inc., a publicly-held golf clothing company from 1993 to 2009.

Mr. Norick’s extensive business and management experience, together with his prior experience as a bank director, his political acumen, and his knowledge and awareness of the Oklahoma City market, make him well qualified to serve as a director.

		2002

Nominees for Class I Directors - Terms Expiring in 2014- continued

David E. Ragland (68)	Mr. Ragland has been Chief Executive Officer and a director of Duncan Equipment Company, a privately-held industrial supply and equipment company, since 1981, and has been Chairman of its Board of Directors since 2006. He was also a director of AmQuest Financial Corp., a bank holding company, from 1985 to 1998. Mr. Ragland’s general business and management experience, together with his prior experience as a community bank director, make him well qualified to serve as a director.	2000

Continuing Class II Directors to Serve for Three-Year Terms Expiring in 2012

James R. Daniel (71)

Mr. Daniel has been a Vice Chairman of the Company since 1997. From 1994 to 1997, he was President, Chief Executive Officer and Chairman of the Board of Directors of Bank One Oklahoma Corporation. He also served in various executive offices at Friendly Bank, Oklahoma City, Oklahoma from 1964 to 1972, and was its President and Chief Executive Officer from 1972 to 1993.

Mr. Daniel’s extensive executive management experience in the banking industry, together with his prior experience as a bank director and his knowledge and awareness of the Oklahoma City market, make him well qualified to serve as a director.

		1998

Tom H. McCasland, III (52)

Mr. McCasland has been President of Mack Energy Co. since 1996 and an advisory director of BancFirst Duncan since 1998. Mr. McCasland has been a director of Investors Trust Company, an Oklahoma-chartered trust company, since 1984. He previously served on the Board of Directors of Cache Road National Bank of Lawton, Oklahoma, and Charter National Bank of Oklahoma City, Oklahoma.

Mr. McCasland’s extensive business and management experience in the oil and gas industry, together with his prior experience as a bank director and his knowledge and awareness of the communities we serve, make him well qualified to serve as a director.

		2005

Paul B. Odom, Jr. (82)	Since 1950, Mr. Odom has been involved in commercial and residential land development and property management through P. B. Odom Construction Company. He previously served on the Board of Directors of Stockyards Bank, Friendly Bank and Central Bank, all located in Oklahoma City, Oklahoma, as well as Bank One of Oklahoma City and its holding company, Bank One Oklahoma Corporation. Mr. Odom’s extensive business and investment experience, his prior experience as a bank director, and his knowledge and awareness of real estate markets, make him well qualified to serve as a director.	1998

H. E. Rainbolt (82)

Mr. Rainbolt has been Chairman of the Board of the Company since 1984, was its President and Chief Executive Officer from 1984 to 1991 and was the Chairman of BancFirst until 2005. He has been a director of InterGenetics Incorporated, a biotech company, since 2004. Since 1997, Mr. Rainbolt has also been a partner of Intersouth Venture Partners, a privately-owned venture capital fund. Mr. Rainbolt is a director of Sonic Corp., a publicly-held franchiser of fast-food restaurants. H. E. Rainbolt is the father of David E. Rainbolt.

Mr. Rainbolt’s extensive business and management experience, together with his long career in the banking industry and his knowledge and awareness of the communities we serve, makes him well qualified to serve as a director.

		1984

Continuing Class II Directors to Serve for Three-Year Terms Expiring in 2012- continued

Michael K. Wallace (57)	Mr. Wallace has been the President and owner of Wallace Properties, Inc. and Mike Wallace Homes, Inc. since 1994, which are engaged in real estate development and homebuilding. Mr. Wallace has also served on the community board of the BancFirst Jenks branch since 1999. Mr. Wallace’s extensive business and management experience, together with his knowledge and awareness of the communities we serve, makes him well qualified to serve as a director.	2007

G. Rainey Williams, Jr. (50)	Mr. Williams has been President of Marco Holding Corporation, a private investment partnership, and its predecessors since 1988. He is a member of the Company’s Senior Trust Committee and was an advisory director from 2000 to 2003. Mr. Williams is a director of American Fidelity Dual Strategy Fund, Inc., a registered investment company. Mr. Williams’ extensive business and investment experience, together with his prior experience serving as a director and his knowledge of private equity investment, make him well qualified to serve as a director.	2003

Continuing Class III Directors to Serve for Three-Year Terms Expiring in 2013

William H. Crawford (73)	Mr. Crawford is an employee of BancFirst. He was Chairman and Chief Executive Officer of First Southwest Corporation from 1970 to 2000. He has also been a director of First of Grandfield Corporation since 1992. Mr. Crawford was Vice Chairman of BankSouth Corporation From 1975 to 1998 and Vice Chairman of FCB Financial Corporation from 1984 to 1997. Mr. Crawford’s business and management experience, especially his experience in community banking, along with his knowledge and awareness of the economy and opportunities in Southwestern Oklahoma make him well qualified to serve as a director.	2000

K. Gordon Greer (74)

Mr. Greer has been a Vice Chairman of the Company since 1997, and a director and Vice Chairman of BancFirst since 1996. He was Chairman and Chief Executive Officer of Bank IV, N.A. of Wichita, Kansas from 1989 to 1996. He was Chairman of First National Bank of Tulsa, Oklahoma from 1984 to 1989, and President of Liberty National Bank & Trust Company of Oklahoma City from 1976 to 1984.

Mr. Greer’s executive management experience, specifically his extensive experience in the banking industry, along with his knowledge and awareness of the Tulsa market make him well qualified to serve as a director.

		1997

Dr. Donald B. Halverstadt (76)

Dr. Halverstadt is the senior physician of the Pediatric Urology Service at the Children’s Hospital of Oklahoma. He is also a director of LHP Hospital Group, a privately held health care company and Vice Chairman and one of ten governors of the Oklahoma University Medical Center Hospital System of the Health Sciences Center in Oklahoma City. Dr. Halverstadt is a past Chairman of the University of Oklahoma Board of Regents, of which he was a member from 1993 to 2000, as well as a past Chairman of the Oklahoma State Regents for Higher Education, of which he was a member from 1988 to 1993. He previously served as a director of Lincoln National Bancorporation, a bank holding company in Oklahoma City, Oklahoma

Dr. Halverstadt’s experiences in the healthcare industry, together with his prior experience as a bank director, make him well qualified to serve as a director.

		2004

Continuing Class III Directors to Serve for Three-Year Terms Expiring in 2013- continued

William O. Johnstone (63)

Mr. Johnstone is the Chief Executive Officer of Council Oak Partners, LLC, a subsidiary of the Company. He is also the Chief Executive Officer of Council Oak Investment Corporation and Council Oak Real Estate, Inc., both of which are subsidiaries of BancFirst. He has been a Vice Chairman of the Company since 1996. From 1996 to 2001, he served as Chairman and Chief Executive Officer of C-Teq, Inc., a company that provided data processing services to financial institutions. From 1985 until 1996, Mr. Johnstone served as President and Chairman of the Board of City Bankshares, Inc. and its subsidiary, City Bank, Oklahoma City, Oklahoma. In addition, he was a director of Sport Haley, Inc., a publicly-held golf clothing company from 2007 to 2009.

Mr. Johnstone’s banking and investment experience specifically in private equity and commercial banking make him well qualified to serve as a director.

		1996

David E. Rainbolt (55)	Mr. Rainbolt has been President and Chief Executive Officer of the Company since January 1992, Chairman of BancFirst since 2005 and was Executive Vice President and Chief Financial Officer of the Company from July 1984 to December 1991. Mr. Rainbolt’s executive management experience in banking, and specifically in bank acquisitions and corporate finance, along with his knowledge and awareness of the communities we serve, make him well qualified to serve as a director.	1984

Cynthia S. Ross (60)	Ms. Ross has served as the President of Cameron University since 2002. Ms. Ross started her career at Oklahoma State University where she held both administrative and academic posts until 1990. From 1990 to 2002, she served as Chief Academic Officer and Executive Vice Chancellor for Academic Affairs for Oklahoma State Regents for Higher Education. Ms. Ross’s executive management experience, her experience in higher education, along with being an active community and civic leader make her well qualified to serve as a director.	2011

Board Structure and Committee Composition

As of the date of this proxy statement, our Board has 18 directors and the following four standing committees: (1) Executive Committee, (2) Audit Committee, (3) Compensation Committee, and (4) Independent Directors’ Committee. BancFirst, our principal operating subsidiary (“BancFirst” or the “Bank”), has a standing Administrative Committee comprised principally of executive officers. The committee membership and meetings during the last fiscal year and the function of each of the standing committees are described below. During fiscal 2010, the Board held 12 meetings. Each current director with the exception of Tom H. McCasland III, Ronald J. Norick and G. Rainey Williams, Jr. attended at least 75% of all Board and applicable standing committee meetings. Directors are encouraged to attend annual meetings of the Company’s shareholders. All then-current directors with the exception of Dr. Donald B. Halverstadt and Paul B. Odom, Jr. attended the last annual meeting of shareholders.

Name of Board Committee
Name of Director	Executive	Audit	Compensation	Independent Directors
Dennis L. Brand	Member
Jimmie L. Cole (1)		Member
C. L. Craig, Jr.		Member	Chair	Chair
James R. Daniel	Member
Ford F. Drummond (2)				Member
K. Gordon Greer	Chair
Robert A. Gregory (3)	Member
Dr. Donald B. Halverstadt			Member	Member
David R. Harlow (3)	Member
John C. Hugon (4)				Member
Dave R. Lopez (5)				Member
J. Ralph McCalmont		Chair		Member
Tom H. McCasland III				Member
Ronald J. Norick				Member
Paul B. Odom, Jr.				Member
David E. Ragland			Member	Member
David E. Rainbolt	Member
H. E. Rainbolt	Member
Cynthia S. Ross (6)				Member
Darryl Schmidt (7)	Member
Michael K. Wallace				Member
G. Rainey Williams, Jr.		Member		Member
Meetings in fiscal 2010	14	12	1	1

(1)	Mr. Cole is a nonvoting advisory director of the full Board, but is a voting member of the Audit Committee.
(2)	Mr. Drummond became a member of the Board on January 27, 2011.
(3)	Messrs. Gregory and Harlow are management members and not directors of the Bank or the Company.
(4)	Mr. Hugon passed away on November 18, 2010.
(5)	Mr. Lopez resigned February 24, 2011 after being named Secretary of Commerce for Oklahoma
(6)	Ms. Ross became a member of the Board on February 24, 2011.
(7)	Mr. Schmidt is a director of the Bank.

The Company’s senior leadership is shared between two executive positions — the President and Chief Executive Officer and the Chairman of the Board. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead our Board in its fundamental role of providing advice to and independent oversight of management. We believe that the separated role of Chairman and Chief Executive Officer provides an appropriate balance between leadership and independent oversight.

Role of the Board in Risk Oversight

The Board is charged with general oversight of the management of the Company’s risks. The Board considers, as appropriate, risks among other factors in reviewing the Company’s strategy, business plan, budgets and major transactions. Each of the Board’s committees assists the Board in overseeing the management of the Company’s risks within the areas delegated to the committee. In particular, the Executive Committee assists the Board by reviewing reports from management on at least an annual basis on the risks facing the Company, management’s actions to address those risks and the Company’s risk management processes. Following its reviews of the reports, the Executive Committee reports the results of its reviews to the full Board. The Compensation Committee oversees risks related to the Company’s compensation programs and policies and meets at least annually with the Chief Executive Officer to discuss such risks. The Senior Loan Committee is responsible for the oversight of credit risk, in which they report monthly to the board. In addition, the Audit Committee assists the board with oversight of operational and compliance risk by reviewing internal audit reports from the Company’s Chief Internal Auditor.

Executive Committee

The Executive Committee has the authority to exercise all the powers of the full Board during the intervals between Board meetings, except the power to amend the Bylaws and those powers specifically delegated to other committees of the Board. Members of the Executive Committee in 2010 were Dennis L. Brand, James R. Daniel, K. Gordon Greer (Chairman), Robert A. Gregory, David R. Harlow, David E. Rainbolt, H. E. Rainbolt and Darryl Schmidt.

Audit Committee

The Audit Committee of the Company also serves as the Audit Committee of the Bank. The Audit Committee is responsible for conducting an annual examination of the Company and for ensuring that adequate internal controls and procedures are maintained. An independent registered public accounting firm is engaged to conduct the annual examination and the Audit Committee meets with the independent registered public accounting firm to discuss the scope and results of the examination. In addition, the Bank’s Chief Internal Auditor reports to the Audit Committee.

The Board determined that each of J. Ralph McCalmont, Chair of the Audit Committee, and Audit Committee members Jimmie L. Cole, C. L. Craig, Jr. and G. Rainey Williams, Jr. is independent pursuant to applicable NASDAQ and Exchange Act rules. The Board also determined that Mr. Cole is an audit committee financial expert as defined by applicable SEC rules. The Audit Committee has a written Audit Committee Charter, which is included as Appendix B to this Proxy Statement. A free printed copy also is available to any shareholder who requests it from the address on page 4 of this Proxy Statement. The report of the Audit Committee is included herein beginning on page 19.

Compensation Committee

The Compensation Committee of the Company determines the compensation of the Chief Executive Officer, and reviews and approves the compensation of the other executive officers of the Company. During 2010, the Compensation Committee was composed of C. L. Craig, Jr. (Chair), Dr. Donald B. Halverstadt, and David E. Ragland, each of whom has been determined by the Board to be independent directors. The report of the Compensation Committee is included herein beginning on page 18. The Compensation Committee has a written charter, which was included as Appendix A to the Proxy Statement for the Annual Meeting of Shareholders held May 28, 2009. A free printed copy is available to any shareholder who requests it from the address on page 4 of this Proxy Statement.

Independent Directors’ Committee

The Independent Directors’ Committee meets at least annually in executive session to discuss significant matters and review the actions of management of the Company, and also serves as the Board’s nominating committee. The Independent Directors’ Committee consists of those directors who meet the applicable independence requirements, which during 2010 were C. L. Craig, Jr., Dr. Donald B. Halverstadt, John C. Hugon, Dave R. Lopez, J. Ralph McCalmont, Tom H. McCasland III, Ronald J. Norick, Paul B. Odom, Jr., David E. Ragland, Michael K. Wallace and G. Rainey Williams, Jr. The Independent Directors’ Committee has a written charter, which was included as Appendix B to the Proxy Statement for the Annual Meeting of Shareholders held May 28, 2009. A free printed copy is available to any shareholder who requests it from the address on page 4 of this Proxy Statement.

Executive sessions of independent directors are held at least once a year. The sessions are scheduled and chaired by the lead independent director, who in 2010 was C.L. Craig, Jr. Any independent director may request that an additional executive session be scheduled.

Administrative Committee of the Bank

In addition to the above-described committees of the Company’s Board, the Administrative Committee of the Bank is a management committee that assists the Board and executive management with administration of corporate policies and procedures, and with other matters concerning the management of the Bank’s business. During 2010, the members of the Administrative Committee were Dennis L. Brand, Scott Copeland, James R. Daniel, Paul D. Fleming, Randy Foraker, D. Jay Hannah, Robert M. Neville, Dale E. Petersen, David E. Rainbolt (Chairman), J. Michael Rogers, Darryl Schmidt, Joe T. Shockley, Jr. and David Westman. The Administrative Committee met 12 times during 2010.

Shareholder Communications with the Board

Shareholders and other interested parties may communicate with one or more members of the Board in writing by regular mail. The following address may be used by those who wish to send such communications:

Board of Directors

c/o Corporate Secretary,

BancFirst Corporation

101 N. Broadway

Oklahoma City, Oklahoma 73102

Such communication should be clearly marked “Shareholder—Board Communication.” The communication must indicate whether it is meant to be distributed to the entire Board or to specific members of the Board, and must state the number of shares beneficially owned by the shareholder making the communication. The Secretary has the authority to disregard any inappropriate communications. If deemed an appropriate communication, the Secretary will submit your correspondence to the Chairman of the Board or to any specific director to whom the correspondence is directed.

COMPENSATION COMMITTEE REPORT

As previously stated, the Compensation Committee of the Company determines the compensation of the Chief Executive Officer and reviews and approves the compensation of the other executive officers of the Company. In connection with these duties, the Compensation Committee meets at least annually with the Chief Executive Officer to discuss, review and evaluate the relationship between our risk management policies and practices and executive compensation arrangements. This meeting includes a review of the structure and components of our compensation arrangements, the material potential sources of risk in our business lines and compensation arrangements and various of our policies and practices that mitigate this risk. Within this framework, a variety of topics are discussed, including the parameters of acceptable and excessive risk taking (based on an understanding that some risk taking is an inherent part of operating a business) and the general business goals and concerns of the company, including the need to attract, retain and motivate top tier talent.

The Compensation Committee believes that our overall compensation practices for our executive officers, which include the following elements, limit the ability of executive officers to benefit from taking unnecessary or excessive risks:

•	Executive compensation that is heavily weighted toward fixed salaries;

•	maximum payouts that limit the overall payout potential of cash incentive compensation;

•	a strong alignment of risk management goals and incentive pay;

•	balance between short-term and long-term incentive compensation opportunities; and

•	the company’s “tone at the top” and culture of ethically doing the right thing.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included under “Executive Compensation” found on pages 21 through 31 of this Proxy Statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2010.

Submitted by the Compensation Committee of the Board of Directors:

C. L. Craig, Jr. (Chairman)

Dr. Donald B. Halverstadt

David E. Ragland

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Craig, Halverstadt, and Ragland currently serve on the Compensation Committee. None of these individuals is or has been an officer or associate of the Company, or had any relationship with the Company required to be disclosed under “Transactions with Related Persons.” No executive officer of the Company is, or was during 2010, a member of the board of directors or compensation committee (or other committee serving an equivalent function) of another company that has, or had during 2010, an executive officer serving as a member of our Board or Compensation Committee.

AUDIT COMMITTEE REPORT

The following report is for the Audit Committee’s activities regarding oversight of the Company’s financial reporting and auditing process for fiscal year 2010.

During 2010, the Audit Committee was comprised of J. Ralph McCalmont (Chair), Jimmie L. Cole, C. L. Craig, Jr. and G. Rainey Williams, Jr., all of whom are “independent directors” as defined in the Marketplace Rules of The NASDAQ Global Market. Mr. Cole has been designated as an audit committee financial expert by the Board. Mr. Cole is a nonvoting advisory director of the full Board, but is a voting member of the Audit Committee. The Board has adopted an Audit Committee Charter, a copy of which is included as Appendix B to this Proxy Statement. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees.

As described more fully in its charter, the purpose of the Audit Committee is to assist the Board in its general oversight of the Company’s financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles.

The Audit Committee is not intended to duplicate or to certify the activities of management and the independent registered public accounting firm, nor can the Audit Committee certify that the independent registered public accounting firm is “independent” under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the independent registered public accounting firm on the basis of the information it receives, discussions with management and the auditor, and the experience of the Committee’s members in business, financial and accounting matters.

Among other matters, the Audit Committee monitors the activities and performance of the Company’s internal and external auditors, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent registered public accounting firm may be retained to perform non-audit services. The Audit Committee and the Board have ultimate authority and responsibility to select, evaluate and, when appropriate, replace the Company’s independent registered public accounting firm. The Audit Committee also reviews the results of the internal and external audit work with regard to the adequacy and appropriateness of the Company’s financial, accounting and internal controls. Management’s and the independent registered public accounting firm’s presentations to, and discussions with, the Audit Committee also cover various topics and events that may have significant financial impact or are the subject of discussions between management and the independent registered public accounting firm. In addition, the Audit Committee generally oversees the Company’s internal compliance programs.

The Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the independent registered public accounting firm represented that its presentations to the Audit Committee included the matters required to be discussed with the independent registered public accounting firm by Statement on Auditing Standards No. 114, “The Auditor’s Communication with those charged with Governance.”

The Company’s independent registered public accounting firm also provided the Audit Committee with the written disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.

Following the Audit Committee’s discussions with management and the independent registered public accounting firm, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s annual report on Form 10-K for the year ended December 31, 2010.

Submitted by the Audit Committee of the Board of Directors:

J. Ralph McCalmont (Chairman)

Jimmie L. Cole

C. L. Craig, Jr.

G. Rainey Williams, Jr.

TRANSACTIONS WITH RELATED PERSONS

BancFirst has made loans in the ordinary course of business to certain directors and executive officers of the Company and to certain affiliates of these directors and executive officers. None of these loans outstanding are classified as nonaccrual, past due, restructured or potential problem loans. All such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans made to persons not related to the Company, and did not involve more than the normal risk of collectibility or present other unfavorable features.

We have adopted written policies to implement the requirements of Regulation O of the Federal Reserve Board, which restricts the extension of credit to directors and executive officers and their family members and other related interests. Under these policies, extensions of credit that exceed regulatory thresholds must be approved by the Board of Directors of the Bank. All other transactions involving the Company in which a director or executive officer or immediate family member may have a direct or indirect material interest are required to be approved by the Audit Committee.

MANAGEMENT

Information with respect to our executive officers (including certain executive officers of BancFirst, our banking subsidiary) as of April 6, 2011 is set forth below. Each officer serves a term of office of one year or until the election and qualification of his or her successor.

Name	Age	Officer Since	Position
H.E. Rainbolt	82	1984	Chairman of the Board
James R. Daniel	71	1997	Vice Chairman
K. Gordon Greer	74	1997	Vice Chairman
Robert A. Gregory	75	1989	Member of the Executive Committee
William O. Johnstone	63	1996	Vice Chairman
David E. Rainbolt	55	1984	President and Chief Executive Officer; Chairman, BancFirst
Dennis L. Brand	63	1992	Senior Executive Vice President; President and Chief Executive Officer, BancFirst
Randy Foraker	55	1987	Executive Vice President and Chief Risk Officer; Assistant Secretary
Darryl Schmidt	49	2002	Executive Vice President and Director of Community Banking
Joe T. Shockley, Jr.	59	1996	Executive Vice President and Chief Financial Officer; Secretary
Scott Copeland	46	1992	Executive Vice President and Head of Operations, BancFirst
D. Jay Hannah	55	1984	Executive Vice President of Financial Services, BancFirst
Robert M. Neville	55	1986	Executive Vice President of Investments, BancFirst
Dale E. Petersen	60	1984	Executive Vice President of Asset Quality, BancFirst

Name	Age	Officer Since	Position
J. Michael Rogers	67	1986	Executive Vice President of Human Resources, BancFirst
David Westman	55	2006	Executive Vice President and Chief Technology Officer, BancFirst
E. Wayne Cardwell	70	1984	Regional Executive, BancFirst
Roy C. Ferguson	64	1992	Regional Executive, BancFirst
David R. Harlow	48	1999	Regional Executive, BancFirst
Karen James	55	1984	Regional Executive, BancFirst
Marion McMillan	58	1998	Regional Executive, BancFirst
David M. Seat	60	1995	Regional Executive, BancFirst
Kendal W. Starks	57	1986	Regional Executive, BancFirst

Each of the above-named executive officers has been employed by the Company for at least the last five years, with the exception of David Westman, who joined the Company in 2006. Prior to such date and for at least the last five years, Mr. Westman was Senior Vice President of Corporate Technology of MidFirst Bank, Oklahoma City.

EXECUTIVE COMPENSATION

Throughout this section, unless the context indicates otherwise, when we use the terms “we,” “our” or “us,” we are referring to BancFirst Corporation and its subsidiary BancFirst.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes the compensation for the named executive officers in the Summary Compensation Table and for the Company’s executive officers generally. SEC regulations require us to include our chief executive officer, David E. Rainbolt, and our chief financial officer, Joe T. Shockley, Jr., as named executive officers. In addition, these regulations require us to include the three most highly compensated executive officers in 2010. In addition to Messrs. Rainbolt and Shockley, our named executive officers are Dennis L. Brand, Darryl Schmidt and David R. Harlow.

Objectives of our Compensation Program

Overview

Our primary mission is to create long-term value for our shareholders consistent with our commitment to maintain the safety and soundness of the Bank. To accomplish this, we believe that BancFirst Corporation must provide competitive salaries and appropriate incentives to achieve long-term shareholder return. The Company’s executive compensation practices are designed to achieve four primary objectives:

•	attract and retain qualified executives who will lead the Company and inspire superior performance;

•	provide incentives for achievement of corporate goals and individual performance;

•	provide incentives for achievement of long-term shareholder return; and

•	align the interests of management and employees with those of the shareholders to encourage continuing increases in shareholder value.

Our goal is to effectively balance base salaries with short-term incentive compensation that is performance-based, and long-term compensation awards that are commensurate with an officer’s individual management responsibilities and potential for future contribution to corporate objectives. The portion of total compensation that is based on corporate performance and long-term shareholder return increases as an executive’s responsibilities increase.

The Compensation Committee of the Company’s Board of Directors is responsible for reviewing and approving the Company’s overall compensation and benefit programs in consultation with David E. Rainbolt, the Company’s chief executive officer, or CEO, and for determining the compensation of the CEO. In addition, the Compensation Committee is responsible for reviewing and approving all option grants to executive officers. The CEO makes recommendations to the committee concerning his own compensation, but the CEO does not participate in the deliberations or decisions of the Compensation Committee concerning his compensation. The CEO determines the compensation, including salary, performance-based incentive pay and other awards, for other executive officers, subject to the approval of the Compensation Committee. The Compensation Committee currently consists of three directors, C.L. Craig (Chairman), Dr. Donald B. Halverstadt and David E. Ragland, all of whom are independent under applicable NASDAQ and SEC standards.

Executive Participation in Committee Discussions

The executive officers who participate in the Compensation Committee’s compensation-setting process are the CEO and the Executive Vice President for Human Resources. Executive participation is meant to provide the Compensation Committee with input regarding the Company’s compensation philosophy, process and decisions. In addition to providing factual information such as company-wide performance on relevant measures, these executives articulate management’s views on current compensation programs and processes, recommend relevant performance measures to be used for future awards, and otherwise supply information to assist the Compensation Committee. The CEO also provides information about individual performance assessments for the other named executive officers, and expresses to the Compensation Committee his view on the appropriate levels of compensation for the other named executive officers for the ensuing year. Additionally, the CEO discusses and reviews the alignment between the Company’s risk management policies and practices and all of the Company’s employee incentive compensation arrangements, identifying and making efforts to limit any features in such compensation arrangements that might lead to employees taking unnecessary or excessive risks that could threaten the value of the Company.

These two executives participate in committee discussions purely in an informational and advisory capacity, but have no vote in the committee’s decision-making process. The CEO does not attend those portions of Compensation Committee meetings during which his performance is evaluated or his compensation is being determined. No executive officer other than the CEO and Executive Vice President for Human Resources attends those portions of Compensation Committee meetings during which the performance of the other named executive officers is evaluated or their compensation is being determined.

Executive Compensation Program

The Company’s compensation structure primarily consists of the following components:

•	base salary;

•	performance-based incentive pay;

•	long-term award(s)—including stock option grants, supplemental executive retirement agreements and survivor benefit agreements; and

•	benefits available to all employees, including a 401(k) plan and an employee stock ownership plan.

The Company considers market practices to achieve an overall compensation program that aims to provide a total compensation package for our executive officers that is generally competitive with the compensation paid to similarly situated executive and senior officers of comparable-sized financial institutions. The Company reviews the market practices by speaking to recruitment agencies and reviewing the data on financial institutions of similar size, growth potential and market area as reported in publicly available documents, such as proxy statements. Although the committee has not established a specific comparison group of bank holding companies for determination of compensation, those listed in the salary surveys that share one or more common traits with the Company, such as asset size, geographic location, and financial returns on assets and equity, are given more consideration. The Company does not employ formulas to determine the relationship of one element of compensation to another nor does it determine the amount of one form of compensation based solely on the amount of another form of compensation; however, the Company strives to allocate a significant portion of overall compensation to elements that focus on performance and incentives. The Company does not currently have a policy to recapture performance-based incentive pay or other compensation in the event that the metrics used to determine the compensation are later restated.

Base Salary

One of the objectives of our compensation program is to establish base salaries for executive officers that are competitive to those of comparable companies in our industry and our local market place. We do not seek to pay the highest base salaries in our peer group; however, we believe that base salaries should be sufficiently competitive to attract and retain talented senior management. We consult various sources to identify adequate and competitive base salary levels, including industry surveys, feedback from recruiters and information contained in publicly available documents. The base salary level for our CEO is established annually by the Compensation Committee. In setting Mr. Rainbolt’s base salary for 2010, the Compensation Committee followed this compensation policy. Mr. Rainbolt’s review was based on the factors above, including the current financial performance of the Bank as measured by earnings, asset growth, and overall financial soundness. Base salary for the other executive officers is established by our CEO, subject to review and approval by the Compensation Committee. In setting base salaries, our CEO considers the seniority and level of responsibility of each executive officer, taking into account competitive market compensation paid by other companies as described above. Salaries for executive officers are reviewed on an annual basis as well as at the time of a promotion or other change in level of responsibilities. Increases in base salary are based on the evaluation of factors such as the individual’s level of responsibility, performance and level of compensation. The salaries paid during fiscal year 2010 to the Company’s named executive officers are shown in the Summary Compensation Table.

Annual Performance-Based Incentive Pay

We believe that the payment of performance-based incentive compensation based on business and personal goals is important to focus our executive officers on the achievement of short-term corporate goals. Accordingly, all of our executive officers are eligible to receive an annual cash amount based on our performance-based incentive program. The performance-based incentive program is designed to reward our executive officers for the attainment of short-term business and/or personal performance goals that are established at the beginning of each fiscal year, and can be in amounts ranging from 5% to 25% of the executive officer’s base salary. Performance-based incentive compensation for our CEO is established by the Compensation Committee. Performance-based incentive compensation for our other executive officers is established by our CEO, subject to review and approval by the Compensation Committee and is subject to a pre-approved bonus levels between 5% and 25%, based generally upon the seniority of the executive officer. The CEO and the Compensation Committee use judgment and discretion rather than relying solely on formulaic results, and generally take into account the business and economic environment, the Company’s overall performance, budgetary considerations, each executive officer’s performance in relation to the goals set for him, competitive factors within the industry, and retention of key executives.

Annual incentive payments under the plan for a particular year with respect to executive officers who are bank senior management are based on a combination of financial and individual performance criteria established before the beginning of the year. Such performance criteria generally will vary depending on the executive officer’s authority. Thus, for example, for those executive officers having authority or responsibility over the entire company, including the CEO and Dennis L. Brand, the performance criteria includes the attainment, on a company-wide basis, of budgeted earnings as well as budgeted classified assets. For executive officers having line authority over a particular group of branches, such as Darryl Schmidt, David Harlow and the other Regional Executives, the performance criteria includes the attainment, with respect to the particular branches over which the executive officer has responsibility, of certain profitability objectives as well as budgeted classified assets and the results of internal audit reports. For executive officers having responsibility over various corporate administrative functions, annual incentive payments are based primarily on the attainment of individual performance objectives negotiated with David Rainbolt, the Company’s CEO, or Dennis Brand, the CEO of BancFirst, at the beginning of the year. Attainment of individual performance objectives is based on a subjective evaluation of each individual officer’s performance. An executive officer’s potential cash incentive payment depends upon two factors: (x) the executive’s position with the bank, which establishes a maximum cash incentive award as a percent of base salary and (y) the extent to which the performance criteria, have been achieved, in the determination of the CEO and the Compensation Committee. Whenever the specified performance criteria are not fully met, the CEO and the Compensation Committee determine the amount of incentive compensation paid, if any, based on their subjective evaluation of the extent to which the criteria were met and other factors. The Compensation Committee conducts an evaluation of the CEO’s individual performance and determines the appropriate amount of performance-based incentive pay. For officers other than the CEO, the CEO conducts an evaluation of each executive officer’s individual performance and makes recommendations to the Compensation Committee as to the appropriate amount of performance-based incentive pay.

The payment of performance-based incentive compensation generally occurs in December of each year in respect of achievements of the fiscal year then ending. For 2010, each of the named executive officers was eligible for performance-based incentive compensation ranging from 20% to 25% of the respective executive’s base salary. As discussed in detail below, Messrs. Rainbolt and Brand each received performance-based incentive compensation totaling 20% of such person’s base salary, Mr. Schmidt received performance-based incentive compensation totaling 21% of his base salary, Mr. Shockley received performance-based incentive compensation totaling 20% of his base salary and Mr. Harlow received performance-based incentive compensation totaling 25% of his base salary.

Mr. Rainbolt

For 2010, Mr. Rainbolt was eligible for a bonus up to 20% of his base salary, based upon the budgeted net income and budgeted classified assets for the Company’s principal bank subsidiary, BancFirst, on a company-wide basis. Each of these factors was equally weighted to constitute up to a 10% bonus, as indicated in the table below:

Objectives for 2010	Maximum Percentage of Base Salary	2010 Goal	Actual 2010 Performance
Net income for BancFirst	10%	$36,608,000	$42,868,000
Classified assets for BancFirst	10%	(1)	(1)

(1)	Federal and state banking regulations prohibit the Company from disclosing information contained in regulatory agency examination reports, such as amounts of classified assets.

In addition to the fact that the net income goal for 2010 was fully attained, the Compensation Committee considered that controllable expenses including provision for loan losses, salaries and employee benefits and other overhead expenses were all well below budgeted amounts. Based on this evaluation, the Compensation Committee subjectively determined to pay Mr. Rainbolt 100% of the maximum bonus for this goal. The goal for classified assets also was fully met, and the Compensation Committee determined to pay Mr. Rainbolt the full bonus for this goal. This resulted in Mr. Rainbolt receiving a total cash incentive bonus for 2010 equal to 20% of his base salary.

Mr. Brand

For 2010, Mr. Brand was eligible for a bonus up to 20% of his base salary, based upon the budgeted net income and budgeted classified assets for the Company’s principal bank subsidiary, BancFirst, on a company-wide basis. Each of these factors was equally weighted to constitute up to a 10% bonus, as indicated in the table below:

Objectives for 2010	Maximum Percentage of Base Salary	2010 Goal	Actual 2010 Performance
Net income for BancFirst	10%	$36,608,000	$42,868,000
Classified assets for BancFirst	10%	(1)	(1)

(1)	Federal and state banking regulations prohibit the Company from disclosing information contained in regulatory agency examination reports, such as amounts of classified assets.

In addition to the fact that the net income goal for 2010 was fully attained, the Compensation Committee considered that controllable expenses including provision for loan losses, salaries and employee benefits and other overhead expenses were all well below budgeted amounts. Based on this evaluation, the CEO subjectively determined to pay Mr. Brand 100% of the maximum bonus for this goal. The goal for classified assets also was fully met, and the CEO recommended to the Compensation Committee that Mr. Brand receive the full bonus for this goal. This resulted in Mr. Brand receiving a total cash incentive bonus for 2010 equal to 20% of his base salary.

Mr. Schmidt

For 2010, Mr. Schmidt was eligible for a bonus of up to 22% of his base salary, based upon the aggregate budgeted pre-tax net income, budgeted classified assets, and internal audit results for the BancFirst branches that Mr. Schmidt supervised. These factors were weighted so that the pre-tax net income goal constituted up to a 10% bonus, the classified assets goal constituted up to a 10% bonus, and the branch audit results constituted up to a 2% bonus, as indicated in the table below:

Objectives for 2010	Maximum Percentage of Base Salary	2010 Goal	Actual 2010 Performance
Pre-tax net income for BancFirst branches supervised	10%	$49,189,000	$51,907,000
Classified assets for BancFirst branches supervised	10%	(1)	(1)
Satisfactory branch internal audits for BancFirst branches supervised	2%	(2)	(2)

(1)	Federal and state banking regulations prohibit the Company from disclosing information contained in regulatory agency examination reports, such as amounts of classified assets.
(2)	The objective for the branch internal audits was determined subjectively based on the results of the internal audits for the previous year of the branches that Mr. Schmidt supervises.

Based on Mr. Schmidt fully meeting his pre-tax net income goal for 2010, the CEO determined to pay him 100% of the maximum bonus for this goal. The CEO determined that the goal for maintenance of asset quality also was fully met, and determined and recommended that Mr. Schmidt be paid 100% of the maximum bonus for this goal. However, the CEO subjectively determined that the goal for satisfactory branch internal audits was not fully met, and recommended that Mr. Schmidt be paid half of the maximum bonus for this goal. Accordingly, the CEO determined, and recommended to the Compensation Committee, to pay Mr. Schmidt a total bonus of 21% of his base salary.

Mr. Shockley

For 2010, Mr. Shockley was eligible for a bonus of up to 20% of his base salary. The 2010 performance objectives for Mr. Shockley included no specific financial objectives, but instead related to strategic and operational objectives in connection with Mr. Shockley’s role as CFO. Mr. Shockley’s performance objectives for 2010 included the following:

•	Insuring the integrity and timeliness of financial and regulatory reporting;

•	Continuing to monitor actual financial performance as compared to budget;

•	Overseeing and monitoring the New Market Tax Credits Program and Oklahoma Tax Credits Program;

•	Evaluating and appropriately managing finance and accounting organizational structure, systems, workflow and staffing requirements;

•	Managing the budgeting and forecasting process; and

•	Overseeing the capital plan for BancFirst and the Company, including monitoring capital levels and recommending appropriate adjustments as needed.

In reviewing Mr. Shockley’s attainment of the above objectives, the CEO made a subjective determination that Mr. Shockley was generally successful in achieving the objectives set for him. Accordingly, the CEO recommended to the Compensation Committee that Mr. Shockley be awarded the full bonus of 20% of his base salary.

Mr. Harlow

For 2010, Mr. Harlow was eligible for a bonus of up to 25% of his base salary, based upon the aggregate budgeted pre-tax net income, budgeted classified assets, internal audit results and budgeted ratio of noninterest income to noninterest expenses (the “noninterest income ratio”) for the BancFirst branches that Mr. Harlow supervised. As indicated in the table below, these factors were weighted so that the pre-tax net income goal constituted up to a 10% bonus, the classified assets goal constituted up to a 10% bonus, the branch audit results constituted up to a 2% bonus, and the noninterest income ratio goal constituted up to a 3% bonus, as indicated in the table below:

Objectives for 2010	Maximum Percentage of Base Salary	2010 Goal	Actual 2010 Performance
Pre-tax net income for BancFirst branches supervised	10%	$17,579,000	$20,880,000
Classified assets for BancFirst branches supervised	10%	(1)	(1)
Satisfactory branch internal audits for BancFirst branches supervised	2%	(2)	(2)
Core checking	1.5%	(3)	(3)
Business online banking conversion	1.5%	(4)	(4)

(1)	Federal and state banking regulations prohibit the Company from disclosing information contained in regulatory agency examination reports, such as amounts of classified assets.
(2)	The objective for the branch internal audits was determined subjectively based on the results of the internal audits for the previous year of the branches that Mr. Harlow supervises.
(3)	The objective for core checking was determined based on achievement of budgeted net new deposit account openings for the year for the branches that Mr. Harlow supervises.
(4)	This one-time objective was determined based on the successful conversion of certain commercial online banking customers for the branches that Mr. Harlow supervises to a new commercial online banking platform.

Based on Mr. Harlow fully meeting his pre-tax net income goal for 2010, the CEO determined to pay him 100% of the maximum bonus for this goal. The CEO determined that the goals for maintenance of asset quality, internal audit, core checking and business online banking also were fully met, and subjectively determined and recommended that Mr. Harlow be paid 100% of the maximum bonus amounts for each such goal. Accordingly, the CEO determined, and recommended to the Compensation Committee, to pay Mr. Harlow a total bonus of 25% of his base salary.

Long-Term Awards

Stock Option Grants

Executive officers receive equity compensation awards in the form of nonqualified incentive stock options under the BancFirst Corporation Stock Option Plan (the “Employee Plan”). The stock options are designed to align the interests of the executive officers with the shareholders’ long-term interests by providing them with equity awards that generally are exercisable beginning four years from the date of grant at the rate of 25% per year for four years. Historically, the Company has not granted equity awards to the same degree as its peers; typically, option grants have been made either as an employment incentive in connection with the Company’s efforts to employ an executive officer, as a retention device or to focus executive officers on the achievement of long-term corporate goals. The Employee Plan was adopted by the Board of Directors in 1986 and has been amended several times since its adoption to increase the number of shares issuable under the plan and to extend the term of the plan, which currently extends to December 31, 2014. The most recent amendment was approved by shareholders in 2009. An amendment to increase the Employee Plan by 150,000 shares is included as Proposal 2 in this proxy. The Company does not have stock ownership guidelines for its directors or executive officers. In order to remain competitive, the Company in 2006 introduced other retention tools such as the supplemental executive retirement agreements and survivor benefit agreements discussed below. Given the CEO’s significant existing stock ownership in the Company, he has recommended to the Compensation Committee that he not be granted any additional stock options. Awards granted to our other executive officers are recommended by our CEO and approved by our Compensation Committee. All awards granted under the Plan are ratified by the full Board.

All stock options granted under the Employee Plan are made at the market price at the time of the award. The Company has never granted stock options with an exercise price that is less than the closing price of the Company’s common stock as reported by the NASDAQ on the grant date, nor has it granted stock options which were priced on a date other than the grant date. The long-term incentive award information for the Company’s named executive officers during fiscal year 2010 is included in “— Executive Compensation—Option Grants in Last Fiscal Year” and additional information on the option awards is shown in “—Executive Compensation—Outstanding Equity Awards at Fiscal Year-End.”

Supplemental Executive Retirement Agreements

In 2007, the Company entered into supplemental retirement agreements with a number of the Company’s executive officers designated by the CEO. These agreements seek to encourage the executive officers who are parties to such agreements to remain employed with the Company. Under the terms of the agreements, which were approved by the Compensation Committee, the signatory executive officer will receive a specified annual benefit paid in monthly installments for a specified number of years, typically 10 years, after retirement at age 65. If the executive officer’s employment is terminated by the Company for cause or by reason of voluntary early retirement, the executive officer will not receive any benefits under the agreement. The agreements also provide for specified benefits (generally, the discounted present value of the income stream) in the event of a change-in-control or involuntary early retirement. For details regarding the terms and payments under the supplemental retirement agreement for David Harlow and Darryl Schmidt, the only named executive officers receiving such a benefit, see “—Executive Compensation—Potential Payments on Termination or Change-in-Control.”

Survivor Benefit Agreements

In 2007, the Company also entered into survivor benefit agreements with a number of the Company’s executive officers designated by the CEO. In connection with these agreements, which were approved by the Compensation Committee, the Company purchased life insurance policies with respect to the relevant individuals. Under these agreements, the Company owns the insurance policies, is entitled to the cash value of the policies and is responsible for paying the associated premiums. Upon the executive officer’s death while still employed with the Company, a beneficiary selected by the executive officer is entitled to a specified amount of the death benefit under the policy. The survivor benefit agreement and any benefit from it terminates upon the executive officer’s termination of employment for any reason, including retirement or disability. Darryl Schmidt is the only named executive officer who participated in this benefit. The value of the benefit is included in All Other Compensation in the Summary Compensation Table presented below.

Benefits Available to All Employees

The Company maintains a 401(k) employee savings and retirement plan, as well as an employee stock ownership plan (“ESOP”), both of which are broad-based plans covering all full-time employees, including the Company’s executive officers, who have attained the age of 21 years and who have completed six months of employment during the year. The Company’s matching contribution to the 401(k) plan equals 50% of the first 6% of pay that is contributed by a participating employee to the plan. Benefits under the ESOP are based solely on the amount contributed by the Company, which is used to purchase the Company’s common stock. A participant’s allocation is the total employer contribution multiplied by the ratio of that participant’s applicable compensation over the amount of such compensation for all participants for that year. The total amount contributed by the Company to the ESOP for 2010 was $1,353,514, and the total amount contributed by the Company to the 401(k) plan in 2010 was $1,464,831. The contribution to the ESOP is based primarily on profits of the Company, but any contribution to the ESOP is within the sole discretion of the Board and there are no specific performance measures set forth in the ESOP. The value of the number of shares allocated to the named executive officers based on the Company’s contribution to these plans in 2010 is included as one of the components of compensation reported in column (i) of the Summary Compensation.

The Company offers group health and dental benefits to all full-time employees. A specified amount of the premium is paid by the Company for all participating employees, and the employees pay the additional amount of the premium for their respective level of coverage. The Company also provides fully-paid group term life insurance and long-term disability insurance to all full-time employees. The benefits under these group plans are based on the annual salaries of the employees.

Perquisites

We generally limit perquisites that we make available to executive officers to those that are available to all employees or are required for their efficient conduct of Company business. Thus, while three of the five named executive officers are furnished company-owned automobiles, neither the CEO nor the CFO is furnished a car. The named executive officers are also provided with one or more of the following: club memberships, cell phones, as well as benefits available to all employees such as health insurance. Certain other executive officers and employees also receive one or more of the items mentioned in the preceding sentence. Pursuant to the Company’s Aircraft Policy, the named executive officers and other management employees are provided use of the Company’s aircraft for business purposes. Generally, no named executive officer is provided use of the Company aircraft for personal travel. Pursuant to the Aircraft Policy, any such use is fully charged against the individual, at a rate of $625 per flight hour plus pilot expenses. The Company aircraft is owned jointly by the Company’s banking subsidiary and an entity affiliated with H.E. Rainbolt and David E. Rainbolt, whose personal use of the Company aircraft is governed by the terms of a Joint Ownership Agreement. Information on the perquisites received by the named executive officers is included in “—Executive Compensation—Summary Compensation Table.”

Employment Arrangements

The Company does not have employment arrangements with any of the named executive officers or any other executive officer.

Tax and Accounting Information

Deductibility of Executive Compensation. The qualifying compensation regulations issued by the Internal Revenue Service under Internal Revenue Code section 162(m) provide that no deduction is allowed for applicable employee remuneration paid by a publicly held corporation to a covered employee to the extent that the remuneration exceeds $1.0 million for the applicable taxable year, unless specified conditions are satisfied. Currently, remuneration is not expected to exceed $1.0 million for any employee. Therefore, the Company does not expect that compensation will be affected by the qualifying compensation regulations.

Summary Compensation Table

The following table sets forth information relating to all compensation awarded to, earned by or paid to our principal executive officer, principal financial officer and three most highly compensated officers, collectively referred to as the named executive officers in this document, for services rendered in all capacities to us during the last three fiscal years ended December 31, 2010.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Performance- based Incentive Pay ($)	Option Awards ($)		Change in Pension Value and Non- qualified Deferred Compen- sation Earnings ($)		All Other Compensation ($)(3)		Total ($)
David E. Rainbolt President and CEO	2010	$350,000	$70,000	—		—		$15,671	(4)	$435,671
	2009	$350,000	$66,500	—		—		$22,868	(4)	$439,368
	2008	$350,000	$35,000	—		—		$17,755	(4)	$402,755

Joe T. Shockley, Jr. Executive Vice President and CFO	2010	$180,000	$36,000	—		—		$13,090		$229,090
	2009	$178,000	$35,600	—		—		$11,718		$225,318
	2008	$178,000	$32,040	—		—		$14,388		$224,428

Dennis L. Brand President and CEO-BancFirst	2010	$350,000	$70,000	—		—		$20,737	(4)(5)	$440,737
	2009	$350,000	$66,500	$875,150	(1)	—		$19,148	(4)(5)	$1,310,798
	2008	$350,000	$35,000	—		—		$20,571	(4)(5)	$405,571

David Harlow Regional Executive	2010	$243,800	$60,960	—		$16,471	(2)	$16,920	(5)	$338,151
	2009	$243,800	$36,474	—		$14,789	(2)	$16,703	(5)	$311,766
	2008	$243,800	$28,037	—		$13,252	(2)	$19,648	(5)	$304,737

Name and Principal Position	Year	Salary ($)	Performance- based Incentive Pay ($)	Option Awards ($)	Change in Pension Value and Non- qualified Deferred Compen- sation Earnings ($)		All Other Compensation ($)(3)		Total ($)
Darryl Schmidt Executive Vice President and Director of Community Banking	2010	$254,000	$53,340	—	$16,323	(2)	$17,191	(5)	$340,854
	2009	$254,000	$43,180	—	$14,655	(2)	$14,644	(5)	$326,479
	2008	$254,000	$30,320	—	$13,133	(2)	$19,486	(5)	$316,939

(1)	Represents the aggregate grant date fair value for awards of stock options granted during fiscal 2009, computed in accordance with Accounting Standards Codification 718 (“ASC 718”). These amounts reflect the grant date fair value, and do not represent the actual value that may be realized by the named executive officers. Please refer to Note 13, “Share-Based Compensation,” in the Notes to Consolidated Financial Statements included in our Report on Form 10-K filed on March 16, 2010 for the relevant assumptions used to determine the compensation cost of our stock and option awards.
(2)	Represents the change in the present value of accumulated benefit payable to Messrs. Harlow and Schmidt under the Supplemental Executive Retirement Agreement dated November 15, 2006.
(3)	Includes for each of the named executive officers contributions by the Company to the Retirement Plans and the values attributed to certain life insurance benefits. The amounts of contributions to the Retirement Plans for 2010 for each of the named executive officers were: David E. Rainbolt—$12,985; Joe T. Shockley, Jr.—$11,983; Dennis L. Brand—$12,985; Darryl Schmidt—$12,985; David Harlow—$12,985.
(4)	Includes directors’ fees paid to the respective named executive officers.
(5)	Includes the values attributed to the personal use of Company owned automobiles provided to the respective named executive officers (as calculated in accordance with Internal Revenue Service guidelines).

Grants of Plan-Based Awards

No stock option grants were made to any of the Named Executive Officers during 2010.

Outstanding Equity Awards at Fiscal Year-End

The following table includes certain information with respect to the value of all unexercised options previously awarded to the named executive officers at December 31, 2010.

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
David E. Rainbolt	—	—		—	—
Joe T. Shockley, Jr.	15,000	—		$16.750	2/2/2013
Dennis L. Brand	20,000	—		$16.625	6/25/2014
	—	50,000	(1)	$37.310	12/17/2024
David Harlow	5,000	—		$15.250	10/5/2014
	20,000	—		$26.500	9/30/2018
	5,000	5,000	(2)	$36.465	2/18/2020
	2,500	7,500	(3)	$40.370	3/6/2021
Darryl Schmidt	30,000	—		$25.000	5/2/2018
	28,000	—		$20.000	4/5/2017

(1)	Mr. Brand’s options will vest at various dates through December 17, 2016.
(2)	Mr. Harlow’s options will vest at various dates through February 18, 2012.
(3)	Mr. Harlow’s options will vest at various dates through March 6, 2013.

Option Exercises and Stock Vested

The following table shows the number of shares acquired and the value realized on the exercise of stock options during 2010 for each of the Company’s named executive officers.

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
David E. Rainbolt	—	—
Joe T. Shockley, Jr.	2,500	$64,563
Dennis L. Brand	3,072	$95,616
David Harlow	—	—
Darryl Schmidt	2,000	$39,014

Equity Compensation Plan Information

The following table provides certain information, as of December 31, 2010, concerning certain compensation plans under which the Company’s equity securities are authorized for issuance.

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Equity compensation plans approved by security holders:
BancFirst Corporation Nonqualified Incentive Stock Option Plan and BancFirst Corporation Non-Employee Directors’ Stock Option Plan	1,172,181	$28.32	119,860
Equity compensation plans not approved by security holders
BancFirst Corporation Directors’ Deferred Stock Compensation Plan	47,971	32.89	22,413
Total	1,220,152	$28.50	142,273

Pension Benefits

The table below shows the present value of accumulated benefit payable to David Harlow and Darryl Schmidt under the Supplemental Executive Retirement Agreement dated November 15, 2006. None of the other named executive officers are covered by a supplemental retirement agreement or pension plan. The number of years of credited service for Messrs. Harlow and Schmidt is their total years of service with the Company. The present value of accumulated benefit payable to Messrs. Harlow and Schmidt was determined using a retirement age of 65 and a discount rate of 6%.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
David Harlow	Supplemental Executive Retirement Agreement	11.3	$57,743	—

Darryl Schmidt	Supplemental Executive Retirement Agreement	7.6	$57,223	—

Under the terms of the Supplemental Executive Retirement Agreement, if Messrs. Harlow or Schmidt remains continually employed with the Bank until age 65, they will be entitled to a supplemental retirement benefit of $100,000 per year for ten years, irrespective of whether they then retire or continue to be employed by the Bank beyond age 65. If Messrs. Harlow or Schmidt dies during the ten-year period, their surviving spouse or other designated beneficiary will receive the remaining payments over the remainder of the ten-year period. A lump-sum distribution, equal to the discounted present value of the aggregate supplemental payments, is payable upon separation from service following a change of control of the Bank or if Messrs. Harlow or Schmidt is terminated without cause between the ages of 59 and 65. No benefits are payable under the agreement if Messrs. Harlow or Schmidt (i) ceases to be employed by the Bank for any reason (other than death) prior to reaching age 59 or (ii) is terminated by the Bank for “cause,” as such term is defined in the agreement, prior to reaching age 65. If Messrs. Harlow or Schmidt dies before age 65 while still employed with the Bank, his surviving spouse or other designated beneficiary will receive a lump sum distribution equal to a percentage of the total lump sum amount of Messrs. Harlow or Schmidt supplemental retirement income, calculated on the percentage that the total number of months between the effective date of the agreement and the executive’s death represents of the total months between the effective date of the agreement and the date the executive would have reached age 65. Messrs. Harlow or Schmidt will forfeit any non-distributed benefits payable under the agreement if he violates certain non-compete and confidentiality restrictions in the agreement.

Potential Payments Upon Termination or Change-in-Control

Except for the Supplemental Executive Retirement Agreement of David Harlow and Darryl Schmidt described above, the Company has no agreements with any other named executive officer providing for potential payments upon termination of employment or a change-in-control of the Company.

DIRECTOR COMPENSATION

We provide the following elements of compensation for our non-employee directors, each of whom is also a director of the Bank:

•	A retainer of $1,000 per quarter to each non-employee director for serving on the Board.

•	A retainer of $1,000 per month to each non-employee director for serving on the Bank’s Board of Directors.

•	A fee of $1,000 per meeting to each member of the Audit Committee.

•	A retainer of $3,750 per quarter to the chairman of the Audit Committee.

•	A fee of $1,000 per meeting to each member of the Compensation Committee.

•	A grant of 10,000 options to each non-employee director at the time of their initial appointment or election to the Board.

We pay employee directors of the Company each a retainer of $500 per quarter for their services as directors.

The option grants are provided under the BancFirst Corporation Non-Employee Directors’ Stock Option Plan (the “Directors’ Stock Plan”) and are exercisable at the rate of 25% per year beginning one year from the date of grant. If a director is terminated for cause, all options will be forfeited immediately. If a director ceases to be member of the Board for any other reason, unvested options will terminate and only previously vested options may be exercised for a period of 30 days following termination (or 12 months in the case of termination on account of death).

Non-employee directors can elect to defer all or any portion of their cash compensation through the BancFirst Corporation Directors’ Deferred Stock Compensation Plan (the “Deferred Stock Compensation Plan”). Under the plan, directors of the Company and members of the community advisory boards of the Bank may defer up to 100% of their Board fees. They are credited for each deferral with a number of stock units based on the current market price of the Company’s stock, which accumulate in an account until such time as the director or community board member terminates service as a Board member. Shares of our common stock are then distributed to the terminating director or community board member based upon the number of stock units accumulated in his or her account. Because stock units are not actual shares of our common stock, they do not have any voting rights.

Additionally, non-employee directors are reimbursed for their expenses in connection with attending Board meetings.

The following table provides information on compensation for the Company’s directors who served during fiscal 2010.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)		Total ($)
Jimmie L. Cole (5)	—	—	—	$24,000	(6)	$24,000
C. L. Craig, Jr.	$19,500	$3,213	—	—		$22,713
William H. Crawford	$2,000	—	—	—		$2,000
James R. Daniel	$2,000	—	—	—		$2,000
K. Gordon Greer	—	$2,254	—	—		$2,254
Dr. Donald B. Halverstadt	$13,000	—	—	—		$13,000
John C. Hugon	$8,250	$3,921	—	$8,250	(4)	$20,421
William R. Johnstone	$2,000	—	—	—		$2,000
Dave R. Lopez	$9,188	$3,556	—	—		$12,744
J. Ralph McCalmont	$37,000	—	—	—		$37,000
Tom H. McCasland, III	—	$16,086	—	—		$16,086
Ronald J. Norick	$16,000	—	—	—		$16,000
Paul B. Odom, Jr.	$12,250	—	—	—		$12,250
David E. Ragland	$13,000	—	—	—		$13,000
H. E. Rainbolt	$2,000	—	—	—		$2,000
Michael K. Wallace	$12,250	—	—	$2,000	(3)	$14,250
G. Rainey Williams, Jr.	$16,500	$6,106	—	$9,000	(4)	$31,606

(1)	Represents the closing price of the Company’s common stock on each deferral date times the number of stock units allocated to the accounts of the respective participating directors for deferrals of fees under the Deferred Stock Compensation Plan and for additional stock units credited for the assumed reinvestment of dividends. As of December 31, 2010, each of the participating directors had the following aggregate number of stock units accumulated in their deferral accounts: C. L. Craig, Jr. – 3,469; K. Gordon Greer – 304; John C. Hugon – 1,040; Dave R. Lopez – 580; Tom H. McCasland, III – 2,597; G. Rainey Williams, Jr. – 915.
(2)	Represents the aggregate grant date fair value for awards of stock options granted during fiscal 2010, computed in accordance with ASC 718. These amounts reflect the grant date fair value, and do not represent the actual value that may be realized. As of December 31, 2010, each director had the following number of options outstanding: James R. Daniel – 25,000; Dr. Donald B. Halverstadt – 10,000; John C. Hugon – 10,000; Dave R. Lopez – 10,000; J. Ralph McCalmont – 10,000; Ronald J. Norick – 10,000; Paul B. Odom, Jr. – 10,000; David E. Ragland – 10,000; Michael K. Wallace – 10,000; G. Rainey Williams, Jr. – 10,000.
(3)	Consists of payments pursuant to a Consulting Agreement for serving as a Community Director.
(4)	Consists of payments for serving on BancFirst’s trust management committee.
(5)	Mr. Cole is a nonvoting advisory director of the full Board, but is a voting member of the Audit Committee.
(6)	Consists of payments pursuant to a Consulting Agreement for serving as an audit committee financial expert.

STOCK OWNERSHIP

Certain Beneficial Owners

Unless otherwise indicated, the following table sets forth information as of April 6, 2011 with respect to any person who is known by the Company to be the beneficial owner of more than 5% of the Company’s common stock, which is the Company’s only class of voting securities.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
David E. Rainbolt P.O. Box 26788 Oklahoma City, OK 73126	6,084,555	(1)	39.53%

Investors Trust Company P. O. Box 400 Duncan, OK 73534	1,131,092	(2)	7.36%

BancFirst Corporation Employee Stock Ownership Plan (the “ESOP”) and BancFirst Corporation Thrift Plan (the “Thrift Plan” and, together with the ESOP, the “Retirement Plans”) P.O. Box 26788 Oklahoma City, OK 73126	1,043,393	(3)	6.78%

(1)	Shares shown as beneficially owned by David E. Rainbolt include 6,000,000 shares held by R Banking Limited Partnership, a family partnership of which Mr. Rainbolt is the managing partner and 29,061 shares held by the Retirement Plans for the accounts of Mr. Rainbolt.
(2)	Investors Trust Company, an Oklahoma-chartered trust company, acts as trustee or co-trustee of various trusts which, in the aggregate, own 1,056,770 shares. Tom H. McCasland, III, a director of the Company, is a stockholder of Investors Trust Company and serves on its Board of Directors. Any voting or disposition of the Company’s common stock by Investors Trust Company is determined by its Board of Directors. No attribution of beneficial ownership of shares included as beneficially owned by Investors Trust Company has been made separately to its board members or owners, all of whom disclaim beneficial ownership of shares in such capacities.
(3)	Includes 853,716 shares (5.55%) held by the ESOP and 189,677 shares held by the Thrift Plan (1.23%). The Retirement Plans are both administered by the Company’s Retirement Plan Administrative Committee. Each Retirement Plan participant may direct the Retirement Plan Administrative Committee how to vote the shares of common stock that are allocated to his account. The Retirement Plan Administrative Committee exercises discretion in voting any shares that are not allocated to participants’ accounts. As of April 6, 2011, participants in both Retirement Plans could direct the voting of all 1,043,393 shares held by the plans.

Because of his position with the Company and his equity ownership therein, David E. Rainbolt may be deemed to be a “parent” of the Company for purposes of the Securities Act of 1933 (the “Act”).

Directors and Management

As of April 6, 2011, the directors and executive officers of the Company as a group (34 persons, including David E. Rainbolt and certain executive officers of the Bank), beneficially owned 7,156,499 shares of the Company’s common stock (46.50% of the total shares outstanding at that date), excluding 380,450 shares represented by options exercisable within 60 days. It is the intent of the directors and executive officers to vote these shares (i) FOR the election of the nominees named herein as directors of the Company, (ii) FOR the amendment of the BancFirst Corporation Stock Option Plan, (iii) FOR the ratification of Grant Thornton LLP as independent registered public accounting firm, (iv) FOR the approval of the compensation for the named executive officers, and (v) THREE YEARS for the frequency of holding the advisory vote on compensation for the named executive officers.

The following table sets forth as of April 6, 2011 the number of shares of common stock owned by (i) each director of the Company, (ii) each nominee for director, (iii) the executive officers listed in the Summary Compensation Table, and (iv) all directors and executive officers of the Company as a group, together with the percentage of outstanding common stock owned by each. The number of shares of common stock outstanding for each listed person includes any shares the individual has the right to acquire within 60 days after April 6, 2011. For purposes of calculating each person’s or group’s percentage ownership, stock options exercisable within 60 days are included for that person or group, but not for the stock ownership of any other person or group.

	Amount of Beneficial Ownership		Percent of Class
Dennis L. Brand	31,376	(1)	0.20%
C. L. Craig, Jr.	19,434		0.13%
William H. Crawford	345,875	(2)	2.25%
James R. Daniel	29,024	(3)	0.19%
Ford F. Drummond	—		0.00%
K. Gordon Greer	21,077	(4)	0.14%
Dr. Donald B. Halverstadt	10,000	(5)	0.06%
David Harlow	39,953	(6)	0.26%
William O. Johnstone	16,116	(7)	0.10%
J. Ralph McCalmont	180,600	(8)	1.17%
Tom H. McCasland, III	148,240	(9)	0.96%
Ronald J. Norick	14,000	(10)	0.09%
Paul B. Odom, Jr.	36,000	(11)	0.23%
David E. Ragland	16,016	(12)	0.10%
David E. Rainbolt	6,084,555	(13)	39.54%
H. E. Rainbolt	60,975	(14)	0.40%
Cynthia S. Ross	—		0.00%
Darryl Schmidt	61,669	(15)	0.40%
Joe T. Shockley, Jr.	26,565	(16)	0.17%
Michael K. Wallace	9,000	(17)	0.06%
G. Rainey Williams, Jr.	34,800	(18)	0.23%
All directors and executive officers as a group (36 persons)	7,536,949		47.79%

(1)	Includes 8,373 shares held by the Retirement Plans for the accounts of Mr. Brand and 20,000 shares Mr. Brand has the right to acquire upon the exercise of options exercisable within 60 days after April 6, 2011.
(2)	Includes 345,000 shares deemed to be beneficially owned by Mr. Crawford as managing partner of Crawford Family Investments Limited Partnership and 875 shares held by the Retirement Plans for the accounts of Mr. Crawford.
(3)	Includes 3,424 shares held by the ESOP for the account of Mr. Daniel and 25,000 shares Mr. Daniel has the right to acquire upon the exercise of options exercisable within 60 days after April 6, 2011.
(4)	Includes 3,237 shares held by the Retirement Plans for the accounts of Mr. Greer.
(5)	Consists of shares Dr. Halverstadt has the right to acquire upon the exercise of options exercisable within 60 days after April 6, 2011.
(6)	Includes 2,453 shares held by the Retirement Plans for the accounts of Mr. Harlow and 37,500 shares Mr. Harlow has the right to acquire upon the exercise of options exercisable within 60 days after April 6, 2011.
(7)	Includes 4,000 shares owned by a company that Mr. Johnstone controls, 2,116 shares held by the ESOP for the account of Mr. Johnstone and 10,000 shares Mr. Johnstone has the right to acquire upon the exercise of options exercisable within 60 days after April 6, 2011.
(8)	Includes 170,600 shares held by the McCalmont Family LLC of which Mr. McCalmont is the manager and 10,000 shares Mr. McCalmont has the right to acquire upon the exercise of options exercisable within 60 days after April 6, 2011.
(9)	Includes 3,422 shares held directly by Mr. McCasland’s wife, 144,818 shares held by two trusts of which Mr. McCasland is the trustee.
(10)	Includes 4,000 shares held by a partnership of which Mr. Norick is a general partner and 10,000 shares Mr. Norick has the right to acquire upon the exercise of options exercisable within 60 days after April 6, 2011.

(11)	Includes 10,000 shares Mr. Odom has the right to acquire upon the exercise of options exercisable within 60 days after April 6, 2011.
(12)	Includes 10,000 shares Mr. Ragland has the right to acquire upon the exercise of options exercisable within 60 days after April 6, 2011.
(13)	Includes 6,000,000 shares held by R Banking Limited Partnership, a family partnership of which Mr. Rainbolt is the managing partner, and 29,061 shares held by the Retirement Plans for the accounts of Mr. Rainbolt.
(14)	Includes 60,292 shares held by the Retirement Plans for the accounts of H. E. Rainbolt.
(15)	Includes 1,669 shares held by the ESOP for the account of Mr. Schmidt and 58,000 shares Mr. Schmidt has the right to acquire upon the exercise of options exercisable within 60 days after April 6, 2011.
(16)	Includes 5,165 shares held by the Retirement Plans for the accounts of Mr. Shockley and 15,000 shares Mr. Shockley has the right to acquire upon the exercise of options exercisable within 60 days after April 6, 2011.
(17)	Includes 7,500 shares Mr. Wallace has the right to acquire upon the exercise of options exercisable within 60 days after April 6, 2011.
(18)	Includes 10,000 shares Mr. Williams has the right to acquire upon the exercise of options exercisable within 60 days after April 6, 2011.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors, executive officers and holders of more than 10% of our common stock to file reports with the SEC regarding their ownership and changes in ownership of our common stock. We believe that, during fiscal 2010, our directors, executive officers and 10% shareholders complied with all Section 16(a) filing requirements, with the exceptions noted herein. One Form 4 was filed late by Randy Foraker which was filed on March 8, 2010 to report stock disposed of on February 22, 2010. One Form 4 was filed late by H. E. Rainbolt which was filed on July 14, 2010 to report stock that was acquired on July 7, 2010. In making these statements, we have relied upon examination of the copies of Forms 3, 4, and 5, and amendments thereto, provided to us and the written representations of our directors, executive officers and 10% shareholders.

PROPOSALS FOR THE 2012 ANNUAL MEETING OF SHAREHOLDERS

If you would like to have a proposal considered for inclusion in the proxy statement for the 2012 Annual Meeting, you must submit your proposal no later than December 31, 2011. You must submit proposals in writing to the attention of the Corporate Secretary at the following address:

Corporate Secretary BancFirst Corporation 101 N. Broadway Oklahoma City, Oklahoma 73102

OTHER MATTERS

The management of the Company does not know of any other matters that are to be presented for action at the meeting. Should any other matter come before the meeting, however, it is the intent of the persons named in the proxy to vote all proxies with respect to such matter in accordance with the recommendations of the Board of Directors.

Appendix A

TENTH AMENDED AND RESTATED

BANCFIRST CORPORATION STOCK OPTION PLAN

1.	PURPOSE. This Tenth Amended and Restated BancFirst Corporation Stock Option Plan (“the Plan”) incorporates the amendments to the Ninth Amended and Restated BancFirst Corporation Stock Option Plan adopted by the stockholders of BancFirst Corporation (the “Corporation”) on May 26, 2011.

The Plan is intended as an incentive and to encourage stock ownership by certain key employees and officers of the Corporation in order to increase their proprietary interest in the Corporation’s success.

The Plan is intended to comply with Section 409A of the United States Tax Code.

2.	DEFINITIONS. As used herein, the following terms shall have the corresponding meanings:

2.1.	“Committee” shall mean the Board of Directors of the Corporation, or the Executive Committee of the Board of Directors acting under authority delegated by the Board of Directors.

2.2	“Common Stock” shall mean the common stock, par value $1.00 per share, of the Corporation.

2.3.	“Date of Grant” shall mean the date of the approval by the Committee of a Stock Option granted hereunder as set forth in the Stock Option Award Terms and Conditions. In the event of a grant conditioned, among other things, upon stockholder ratification of this Plan, the date of such conditional grant shall be the Date of Grant for purposes of this Plan.

2.4.	“Employee” shall mean any common-law employee of the Corporation. The determination of whether or not a person is an Employee of the Corporation with respect to the grant or exercise of an Incentive Stock Option shall be made in accordance with the rule of Income Tax Regulation Section 1.421-7(h) (or successor regulation).

2.5.	“Fair Market Value” shall mean, with respect to the grant of an option under the Plan, (a) if the Common Stock is listed on a national securities exchange or the NASDAQ Global Market, the closing price of the Common Stock for the business day of the Date of Grant, or (b) if the Common Stock is not then listed on an exchange, the average of the closing bid and asked prices per share for the Common Stock in the over-the-counter market as quoted on such market for the business day of the Date of Grant, or (c) if the Common Stock is not then listed on any exchange or quoted on an over-the-counter market, an amount determined in good faith by the Committee to be the fair market value of the Common Stock, after consideration of all relevant factors, on the Date of Grant. In all events, “Fair Market Value” shall be determined in good faith by the Committee in a manner that will comply with the provisions of Section 409A of the Code and the regulations promulgated thereunder.

2.6	“Nonqualified Stock Option” shall mean a Stock Option which is not intended to qualify for tax treatment as an “incentive stock option” under Section 422 of the Code.

2.7	“Option Exercise Price” shall mean the price paid for Shares upon the exercise of a Stock Option granted hereunder.

2.8	“Optionee” shall mean any person entitled to exercise a Stock Option pursuant to the terms of the Plan.

2.9	“Stock Option” shall mean a stock option giving an Optionee the right to purchase shares of the Corporation’s Common Stock. Stock Options granted under the Plan shall be Nonqualified Stock Options.

3.	ADMINISTRATION.

3.1	AUTHORITY; INDEMNIFICATION. Within the limitations described herein, the Committee shall administer the Plan, select the Employees of the Corporation, including officers of the Corporation, to whom Stock Options shall be granted, determine the number of Shares to be subject to each grant, determine the method of payment upon exercise of each Stock Option, determine all other terms of Stock Options granted hereunder and interpret, construe and implement the provisions of the Plan. All questions of interpretation of the Plan or any Stock Option granted under the Plan shall be determined by the Committee, and such decisions shall be binding upon all persons having an interest in the Plan and/or any Stock Option. No member of the Committee shall be liable for any action or determination made in good faith, and the members shall be entitled to indemnification and reimbursement in the manner provided in the Corporation’s Certificate of Incorporation, or as otherwise permitted by law. A member of the Committee shall be eligible to receive a grant of a Stock Option under the Plan on the same terms as other Employees. However, if the Committee grants Stock Options to a member of the Committee, such grant shall not be effective until such grant is approved by the Compensation Committee, consisting of three or more “independent directors” as defined in and determined pursuant to the Marketplace Rules of the NASDAQ Global Market, Inc. (“NASDAQ”) or any other stock exchange upon which the Common Stock of the Corporation is listed.

3.2	RULE 16B-3 COMPLIANCE. With respect to the participation of eligible participants who are subject to Section 16(b) of the Exchange Act, the Plan shall be administered in compliance with the requirements of Rule 16b-3.

4.	ELIGIBILITY. The individuals who shall be eligible to participate in the Plan shall be such key Employees (including officers) of BancFirst Corporation, or of any corporation (“Subsidiary”) in which the Corporation has proprietary interest by reason of stock ownership or otherwise, including any corporation in which the Corporation acquires a proprietary interest after the adoption of this Plan (but only if the Corporation owns, directly or indirectly, stock possessing not less than 50% of the total combined voting power of all classes of stock in the corporation), as the Committee shall determine from time to time.

5.	STOCK. The stock subject to Stock Options and other provisions of the Plan shall be shares of the Corporation’s authorized but unissued Common Stock or treasury stock, as determined by the Committee. Subject to adjustment in accordance with the provisions of Subparagraph 6.7 hereof, the total number of shares of Common Stock of the Corporation on which Stock Options may be granted under the Plan subsequent to the effective date of this amended and restated Plan shall not exceed in the aggregate 1,369,113 shares. In the event that any outstanding Stock Option under the Plan for any reason expires or is terminated prior to the end of the period during which Stock Options may be granted, the shares of the Common Stock allocable to the unexercised portion of such Stock Option may again be subject to a Stock Option under the Plan.

6.	TERMS AND CONDITIONS OF STOCK OPTIONS. Stock Options granted pursuant to the Plan shall be evidenced by a Stock Option Award Terms and Conditions document in such form as the Committee shall, from time to time, approve. Awards shall comply with and be subject to the following terms and conditions:

6.1	MEDIUM AND TIME OF PAYMENT. The Option Exercise Price shall be payable in United States Dollars upon the exercise of the Stock Option and may be paid in cash or by certified check, bank draft or money order payable to the order of the Corporation, unless otherwise determined by the Committee.

6.2	NUMBER OF SHARES. The Stock Option shall state the total number of shares to which it pertains.

6.3	OPTION EXERCISE PRICE. The Option Exercise Price shall be not less than the Fair Market Value of the Common Stock on the Date of Grant.

6.4	TERM OF STOCK OPTIONS. The period during which Stock Options shall be exercisable shall be fixed by the Committee, but in no event shall a Stock Option be exercisable after the expiration of fifteen (15) years from the date such Stock Option is granted. Subject to the foregoing, Stock Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance determine, which restrictions and conditions need not be the same for all Stock Options.

6.5	DATE OF EXERCISE. Unless otherwise determined by the Committee at the time of granting a Stock Option, Stock Options shall be exercisable at the rate set forth below beginning four years from the Date of Grant. After becoming exercisable, the Stock Option may be exercised at any time and from time to time in whole or in part until termination of the Stock Option as set forth in Sections 6.4 or 6.6.

Elapsed Years from Date of Grant	Percent of Shares	Cumulative Percent of Shares

less than 4 years	0%	0%
4 but less than 5 years	25%	25%
5 but less than 6 years	25%	50%
6 but less than 7 years	25%	75%
7 or more years	25%	100%

6.6	TERMINATION OF EMPLOYMENT. In the event that an Optionee’s employment by the Corporation shall terminate, his Stock Option whether or not then exercisable shall terminate immediately; provided, however, that if the termination is not as a result of embezzlement, theft or other violation of the law, the Optionee shall have the right to exercise his option (to the extent exercisable at the time of termination) at any time within 30 days after such termination; provided, further, that if any termination of employment is related to the Optionee’s retirement with the consent of the Corporation, the Optionee shall have the right to exercise his Stock Option (to the extent exercisable up to the date of retirement) at any time within three months after such retirement; and provided, further, that if the Optionee shall die while in the employment of the Corporation or within the period of time after termination of employment or retirement during which he was entitled to exercise his option as hereinabove provided, his estate, personal representative, or beneficiary shall have the right to exercise his Stock Option (to the extent exercisable at the date of death) at any time within twelve (12) months from the date of his death.

6.7	RECAPITALIZATION. The aggregate number of shares of Common Stock on which Stock Options may be granted to persons participating under the Plan, the number of shares thereof covered by each outstanding Stock Option, and the price per share thereof in each such Stock Option, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Corporation resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Corporation; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. In the event of a change in the Corporation’s Common Stock which is limited to a change in the designation thereof to “Capital Stock” or other similar designation, or a change in the par value thereof, or from par value to no par value, without increase in the number of issued shares, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of the Plan.

6.8	REORGANIZATION OF CORPORATION. Subject to any required action by the stockholders, if the Corporation shall be the surviving or resulting corporation in any merger or consolidation which does not result in change of control of the Corporation, any Stock Option granted hereunder shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the Stock Option would have been entitled. In the event of a dissolution or liquidation of the Corporation or a merger or consolidation in which the Corporation is not the surviving or resulting corporation or which results in a change in control of the Corporation, or a tender or exchange offer which results in a change in control of the Corporation, the Committee shall determine: (i) whether all or any part of the unexercisable portion (as set forth in section 6.5) of any Stock Option outstanding under the Plan shall terminate; (ii) whether the Stock Options shall become immediately exercisable; or (iii) whether such Stock Options may be exchanged for options covering securities of any such surviving or resulting corporation, subject to the agreement of any such surviving or resulting corporation, on terms and conditions substantially similar to a Stock Option hereunder.

6.9	ASSIGNABILITY. Except as provided in this Section, no Stock Option shall be assignable or transferable except as follows:

(a)	by will or by the laws of descent and distribution.

(b)	for the purpose of making a charitable gift as permitted by Section 6.13.

(c)	to the Optionee as trustee, or to the Optionee and one or more others as co-trustees, of a revocable trust which allows the Optionee to amend or revoke the trust at any time. If the Optionee relinquishes his power to amend or revoke the trust or resigns as a trustee, the Optionee shall withdraw the Stock Option from the trust prior to the relinquishment of such power or his resignation as trustee and shall revest title to the Stock Option in the Optionee’s individual name. If the trust becomes irrevocable due to the death of the Optionee, the successor or remaining trustee(s) shall have the same power to exercise the Stock Option under Section 6.6 hereof as the personal representative. If the Optionee becomes incapacitated, the date of incapacity shall be deemed for purposes of this Plan as the date of termination of employment under Section 6.6 (whether or not Optionee’s employment has actually terminated), and the successor or remaining trustee(s) of the trust shall have the same right to exercise the Stock Option as a terminated Optionee has under Section 6.6. The Optionee as trustee and any successor or remaining trustee(s) shall be bound by all the terms and conditions of the Plan and the Stock Option Award Terms and Conditions delivered by the Company to the Optionee under this Plan.

(d)	to the extent set forth in the Stock Option Award Terms and Conditions governing such Stock Option.

6.10	OPTIONEE’S AGREEMENT. If, at the time of the exercise of any Stock Option, it is necessary or desirable, in order to comply with any applicable laws or regulations relating to the sale of securities, that the Optionee exercising the Stock Option shall agree that he will purchase the shares that are subject to the Stock Option for investment and not with any present intention to resell the same, the Optionee will, upon the request of the Corporation, execute and deliver to the Corporation an agreement to such effect.

6.11	RIGHTS AS A STOCKHOLDER. An Optionee shall have no rights as a stockholder with respect to shares covered by his Stock Option until the date of issuance of the shares to him and only after such shares are fully paid.

6.12	OTHER PROVISIONS. The Stock Option Award Terms and Conditions authorized under the Plan may contain such other provisions as the Committee shall deem advisable.

6.13	CHARITABLE GIFT. An Optionee shall be permitted to assign his Stock Option without consideration, either in full or in one or more partial assignments from time to time, to any organization that has been recognized by the Internal Revenue Service as qualifying under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (a “Charity”). Assignment(s) may be made during the Optionee’s lifetime or may be effective upon his death. If a Stock Option is assigned to a Charity, in whole or in part, it shall continue to be subject to the restrictions of Sections 6.5 and 6.6 hereof, which shall thereafter apply to the same extent as if the Stock Option were still held by the Optionee himself (if he is living), or by his estate, personal representative or beneficiary (if he is deceased).

7.	MARKETABILITY OF SHARES. The Common Stock is currently traded on the NASDAQ Global Market. As a result, its liquidity varies widely in response to supply and demand. Consequently, the Corporation can give no assurances as to the marketability of shares acquired under the Plan.

8.	TAX IMPLICATIONS. It is anticipated that Stock Options granted under the Plan will be treated as Nonqualified Stock Options by the Internal Revenue Service. As such, exercise of the Stock Option would generate a taxable event with the difference between the original Option Exercise Price and the Fair Market Value of the Common Stock at the time of exercise being treated as ordinary income. If a Stock Option is transferred to a Charity as permitted by Sections 6.9(b) and 6.13 hereof, the Optionee should expect to have ordinary income attributed to him at the time the Charity exercises the Stock Option, in the same amount and with the same effect as if the Optionee himself exercised the Stock Option.

9.	TERM OF PLAN. No Stock Option may be granted after December 31, 2014.

10.	NO OBLIGATION TO EXERCISE OPTION. The granting of a Stock Option shall impose no obligation upon the Optionee to exercise such Stock Option.

11.	AMENDMENTS. The Board of Directors may from time to time amend, alter, suspend, or discontinue the Plan or alter or amend (including decrease of the Option Exercise Price by cancellation and substitution of options or otherwise) any and all option agreements granted thereunder; provided, however, that after the first registration of the Common Stock under Section 12 of the Securities Exchange Act of 1934, no such action of the Board of Directors may, without approval of the stockholders of the Corporation, alter the provisions of the Plan so as to (a) materially increase the benefits accruing to participants under the Plan; (b) materially increase the number of securities which may be issued under the Plan; or (c) materially modify the requirements as to eligibility for participation in the Plan; and provided, further, that no amendment may, without the consent of the Optionee, affect any then outstanding Stock Options or unexercised portions thereof. In addition, the approval of the Corporation’s stockholders shall be sought for any amendment to the Plan or a Stock Option for which the Committee deems stockholder approval necessary in order to comply with Rule 16b-3.

Appendix B

BANCFIRST CORPORATION

AUDIT COMMITTEE

CHARTER

AUDIT COMMITTEE PURPOSE:

The Audit Committee is appointed by the Board of Directors of BancFirst Corporation together with its subsidiaries, (the “Company”) to assist the Board in fulfilling its oversight responsibilities. The Audit Committee’s primary duties and responsibilities are to:

•	Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, and legal and regulatory compliance.

•	Monitor the independence and performance of the Company’s independent external auditors and internal audit department.

•	Provide an avenue of communication among independent external auditors, management, the internal auditing department, and the Board of Directors.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent external auditors as well as anyone in the organization. The Audit Committee shall have the authority and funding to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

COMMITTEE COMPOSITION AND MEETINGS:

Audit Committee members shall be appointed by the Board on recommendation of the Nominating Committee. If an Audit Committee Chairman is not designated, the members of the Committee may designate a Chairman by majority vote of the Audit Committee membership. Each Audit Committee member shall be a member of the Board of Directors, shall be independent in accordance with Section 301 of the Sarbanes-Oxley Act of 2002 (the “SOA”) and shall meet the criteria of the Marketplace Rules of The NASDAQ Global Market, Inc. for membership on the Audit Committee. The Audit Committee shall seek at all times to have at least one member designated as the “financial Expert,” as defined by applicable legislation.

The Committee shall meet at least monthly, or more frequent as circumstances dictate. The Audit Committee Chairman shall approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with bank management, chief internal auditor, the independent external auditors, and as a committee discuss any matters that the Committee or each of these groups believes should be discussed.

The Audit Committee will summarize its examinations and recommendations to the Board of Directors as may be appropriate, consistent with the committee charter.

ROLE AND RESPONSIBILITIES:

The responsibilities of the Audit Committee and its related role are as follows:

Review and reassess the adequacy of the Audit Committee Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

Review the Company’s quarterly financial statements prior to filing or distribution. The review should include discussions with management, and if considered necessary the independent external auditors, regarding any significant accounting or disclosure matters.

Review the Company’s annual audited financial statements prior to filing or distribution. The review should include discussions with management and the independent external auditors regarding any significant accounting or disclosure matters.

B-1

In consultation with management, the independent external auditors, and the internal auditors, consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and steps management has taken to monitor, control, and report such exposures, and discuss policies with respect to risk assessment and risk management. Review significant findings reported by the independent external auditors and the internal auditing department together with management’s responses.

Review and approve all related party transactions in advance.

INDEPENDENT EXTERNAL AUDITORS:

The responsibilities of the Audit Committee as it relates to the independent external auditors are as follows:

The Audit Committee shall have the sole authority to select and appoint the Company’s independent external auditors, and approve the fees for their services. The independent external auditors shall report directly to the Audit Committee and the Audit Committee shall oversee their work, including the resolution of any disagreements between management and the auditors regarding financial reporting.

The Audit Committee shall pre-approve any non-audit services provided by the independent external auditors.

On an annual basis, the Audit Committee should review and discuss with the independent external auditors all significant relationships they have with the Company that could impair the auditor’s independence.

Review the independent external auditors audit plan. Discussions should include, but not limited to, the scope, staffing, locations, reliance upon management or the internal auditor and the general audit approach.

Prior to releasing the bank’s annual reports, discuss the results of the audit with the independent external auditors. Discuss certain matters that are required to be communicated to audit committees in accordance with AICPA SAS 61.

Consider any comments by the independent external auditors regarding the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

Consider and establish clear hiring policies for employees or former employees of the independent external auditors.

INTERNAL AUDITORS:

The responsibilities of the Audit Committee as it relates to the internal auditors are as follows:

Review the internal audit budget, plan, and changes in plan, activities, organizational structure, and qualifications of the internal audit staff, as needed.

Review the appointment, performance, and replacement of the chief internal auditor.

Review significant reports prepared by the internal audit department together with any management response and follow-up to these reports.

OTHER RESPONSIBITIES:

On at least an annual basis, review with the Company’s general counsel, any legal matters that could have a significant impact on the Company’s financial statements, compliance with applicable laws or regulations, and inquires received from regulators or governmental agencies.

Annually prepare a report to the Company’s shareholders as required by the Securities and Exchange Commission. The report should be included in the Company’s annual proxy statement. Perform any other activities consistent with the Audit Committee Charter, Company’s by-laws, and governing law, as the Audit Committee or Board of Directors deems necessary or appropriate.

The Audit Committee shall establish and maintain procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters, and for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters.

Review annually whether all responsibilities outlined in this charter have been carried out.

Maintain minutes of meetings and periodically report to the Board of Directors on significant external or internal audit findings.

B-2

BANCFIRST CORPORATION

OKLAHOMA CITY, OKLAHOMA

PROXY/VOTING INSTRUCTION CARD

This proxy is solicited on behalf of the Board of Directors of

BancFirst Corporation for the Annual Meeting on May 26, 2011.

Your vote is important! Please sign and date on the reverse side and return promptly in the enclosed envelope.

The undersigned hereby appoints David E. Rainbolt and Richard A. Reich as Proxies each with the power to appoint his substitute and each with full power to act without the other, and hereby authorizes them to present and vote all shares of Common Stock of the undersigned of BancFirst Corporation (the “Company”) which the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held at 101 N. Broadway, Oklahoma City, Oklahoma 73102, on Thursday, May 26, 2011, at 9:00 a.m. and at any and all adjournments thereof on the reverse side:

(CONTINUED AND TO BE SIGNED ON OTHER SIDE)

▼ FOLD AND DETACH HERE ▼

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS, FOR THE AMENDMENT TO THE BANCFIRST CORPORATION STOCK OPTION PLAN, FOR THE APPOINTMENT OF GRANT THORNTON, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2011, FOR THE APPROVAL OF NAMED EXECUTIVE OFFICERS’ COMPENSATION, FOR THE APPROVAL OF HOLDING THE ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS EVERY THREE YEARS, AND THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTERS REFERRED TO IN ITEM 6.

Please mark your votes like this	☒

1.	Election of Directors	FOR THE NOMINEES LISTED TO LEFT ☐	WITHHOLD AUTHORITY FOR NOMINEES ☐
NOMINEES:

Class I:	Dennis L. Brand, C.L. Craig, Ford F. Drummond, J. Ralph McCalmont, Ronald J. Norick and David E. Ragland

(Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name below

		FOR	AGAINST	ABSTAIN
2.	To amend the BancFirst Corporation Stock Option Plan.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	To ratify Grant Thornton LLP as Independent Registered Public Accounting Firm for 2011.	☐	☐	☐

			FOR	AGAINST	ABSTAIN

4.	Advisory vote to approve the named executive officers’ compensation.		☐	☐	☐

		3 YEARS	2 YEARS	1 YEAR	ABSTAIN

5.	Advisory vote on the frequency of the advisory vote on named executive officers’ compensation.	☐	☐	☐	☐

6.	In their discretion, the named proxies are authorized to vote in accordance with their own judgment upon such other matters as may properly come before the Annual Meeting.

This proxy also provides instructions for shares of common Stock held in the BancFirst Corporation Employee Stock Ownership Plan and the BancFirst Corporation Thrift Plan.

PLEASE VOTE, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

The undersigned hereby acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders and the Proxy Statement. The undersigned hereby revokes any proxies heretofore given.

Please mark Change of Address below.

Signature	Signature	Dated	, 2011
NOTE: Please complete, date and sign exactly as your name appears hereon. In the case of joint owners, each owner should sign. When signing as administrator, attorney, corporate officer, executor, guardian, trustee, etc., please give your full title as such. If a corporation, sign in full corporate name by authorized officer, giving title. If a partnership, sign in partnership name by authorized person. In case of joint ownership, each joint owner must sign.